The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-293145

Subject to completion, dated February 12, 2026

Prospectus Supplement

(To Prospectus Dated February 10, 2026)

OKYO PHARMA LIMITED

Ordinary Shares

We are offering ordinary shares, no par value per ordinary share, pursuant to this prospectus supplement and the accompanying prospectus at a public offering price of $ per ordinary share.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO.” On February 11, 2026, the last reported price of our ordinary shares on The Nasdaq Capital Market was $1.95 per ordinary share.

	Per Ordinary Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-21 of this prospectus supplement for additional disclosures regarding underwriting discounts, commissions and estimated offering expenses.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus to purchase up to an additional              ordinary shares at the public offering price, less any underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $ , and the total proceeds to us, before expenses, will be $             .

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our securities involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding to invest in our ordinary shares. Please see “Risk Factors” on page S-11 of this prospectus supplement and page 12 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission nor any other foreign securities commission has approved or disapproved of the securities being offered by this prospectus supplement or the prospectus to which it relates, or determined if this prospectus supplement or the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about February              , 2026, subject to customary closing conditions.

Sole Book-Running Manager

Piper Sandler

The date of this prospectus supplement is February           , 2026.

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-293145) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2026 and which became effective on February 10, 2026.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the ordinary shares that we are offering, you should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, as well as the additional information described under the heading “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the representative of the underwriters has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the representative of the underwriters take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For investors outside the United States, neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “OKYO,” “OKYO Pharma Limited,” the “Company,” “we,” “us” and “our” refer to OKYO Pharma Limited and our wholly owned subsidiary OKYO Pharma US Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information set forth under the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from underserved rare ocular diseases. Our research program focuses on a novel G Protein-Coupled Receptor (“GPCR”), which we believe plays a key role in the pathology of corneal and anterior segment diseases of high unmet medical need. Our therapeutic approach involves targeting a specific member of this class of GPCR receptors called CMKLR1 (“ChemR23”) that is involved in the inflammatory and pain modulation pathways that drive these conditions. Our lead clinical product candidate, urcosimod (formerly called OK-101), is a lipidated peptide designed to specifically bind to ChemR23 and block its role in producing ocular pain and inflammation.

FIGURE 1: OKYO Development Pipeline

URCOSIMOD

Urcosimod, our lead clinical product candidate (See Figure 1), was initially focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye.

We first initiated clinical studies on urcosimod for the treatment of dry-eye disease (“DED”) and are now specifically focusing our clinical program on urcosimod to treat neuropathic corneal pain (“NCP”), a major unmet medical need. This focus reflects the tremendous opportunity OKYO Pharma has to pioneer an U.S. Food and Drug Administration (“FDA”) approval for what would be the first and only drug to be approved to specifically treat this devastating condition.

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The rationale behind urcosimod’s potential to treat NCP has been established by multiple lines of evidence

1)	Most importantly, the results of a recent proof-of-concept Phase 2a clinical trial of urcosimod to treat NCP (released in July 2025), demonstrated urcosimod’s potential pain-reducing effect and corneal nerve restoration in patients with NCP . NCP patients were specifically enrolled in the trial, utilizing a confocal microscopy diagnostic to ensure they were suffering from NCP.

2)	Human data compiled in a 240-patient trial of DED, showing a statistically significant reduction in ocular pain for patients on urcosimod (0.05%).

3)	Preclinical data in a cutting-edge, ciliary nerve ligation mouse model of NCP.

■	Urcosimod, administered topically to mice (in a collaboration with Pedram Hamrah, MD, Professor of Ophthalmology, an internationally recognized cornea specialist at Univ. of Central Florida, Tampa) was shown to dramatically reduce corneal pain as measured by an eye-wipe count, comparable to gabapentin which has been used by some ophthalmologist off label to treat NCP patients, with varying results.
■	Notably, urcosimod was administered by eye drops to mice in contrast to gabapentin which was administered by intraperitoneal injection in the mice model and is orally administered to patients.
■	Gabapentin, a commonly used anticonvulsant oral drug typically used to treat systemic neuropathic pain for conditions such as shingles and other systemic nerve pain disorders, has come under increased scrutiny due to increased off-label use. Growing concerns about gabapentin around dependency, misuse, and masking of underlying disease were highlighted in a recent article The Hidden Risks of America’s Most Popular Prescription Painkiller. Wall Street Journal, December 25, 2025.

FIGURE 2: Urcosimod: A Lipid-Conjugated Chemerin Peptide

Intellectual Property

On February 21, 2018, we announced that we successfully obtained (via assignment from Biovitas Limited, a related party) a license from OTT to patents owned or controlled by On Target Therapeutics (“OTT”) and a sub-license from OTT to certain patents licensed by OTT from Tufts Medical Center (“TMC”) to support our ophthalmic disease drug programs. These licenses gave us the right to exploit the IP estate covering urcosimod (formerly called OK-101) which is directed to compositions-of-matter plus methodologies for treating ocular inflammation, DED, utilizing chemerin or lipid-linked chemerin analogues such as urcosimod.

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Urcosimod to Treat Neuropathic Corneal Pain (NCP)

NCP is a debilitating condition characterized by persistent, severe eye pain caused by nerve damage, impacting a significant number of patients worldwide. NCP remains a challenging condition to treat with no FDA approved therapies to treat this condition. Current treatments for NCP are used off-label limited to short term NSAIDs, steroids, gabapentin, and opioids in severe cases. Neuropathic pain occurs through changes in both peripheral and central neurons leading to allodynia and hyperalgesia. Peripheral sensitization from the inflammatory cytokines during and after ocular surface injury alters responsiveness of peripheral sensory neurons, which initiates complex neuroinflammatory and electrophysiological signaling in the central nervous system that amplify the pain signaling. Urcosimod aims to address this urgent medical need with its innovative approach.

Urcosimod, our novel, non-opioid therapeutic candidate, is designed to target and alleviate the debilitating pain associated with corneal nerve damage, a condition for which there are currently no FDA approved treatments. Neuropathic corneal pain, often resulting from conditions like dry eye disease, surgery, or infections, can severely impact a patient’s quality of life, with current management options limited to pain relief strategies that offer only partial or temporary respite.

The ChemR23 that urcosimod targets to produce its anti-inflammatory activity is not only expressed on select populations of immune cells, but is now believed to be expressed, as well, on neurons and glial cells in the dorsal root ganglion, spinal cord, and retina.

In a separate set of animal model experiments, we evaluated the pain-reducing activity of urcosimod in a ciliary nerve ligation mouse model of corneal neuropathic pain in a collaboration with Pedram Hamrah, MD, Professor of Ophthalmology (an internationally recognized cornea specialist who at that time was located at TMC, Boston). Urcosimod was topically administered to mice in comparison to gabapentin, the positive control in the study, which was administered via intraperitoneal injection. Pain relief was evaluated by an eye-wipe count, and urcosimod was shown to dramatically reduce corneal neuropathic pain similar to that of gabapentin, a commonly used anticonvulsant oral drug typically used to treat neuropathic pain for conditions such as shingles and other systemic nerve pain disorders. Notably, the drug concentration of urcosimod used in this study was identical to that used in mouse models of DED that demonstrated ocular anti-inflammatory activity. Urcosimod had no neurotoxic effect and did not affect the corneal epithelial integrity.

Based on the success of the animal model experiments, we concluded that urcosimod has the potential to address both the increased inflammatory cytokines resulting from tear film imbalance as well as heightened neurosensory abnormalities through peripheral corneal nerve damage. Consequently, we believe that urcosimod has the potential to treat neuropathic corneal pain.

On July 28, 2023, we announced an agreement with TMC to conduct a 40-patient open-label clinical trial evaluating the efficacy and safety of urcosimod in subjects with NCP. The Investigational New Drug (“IND”) application for NCP was planned to be filed in Q4 of 2023, with study enrollment planned to commence after IND allowance by the FDA.

On October 9, 2023, we announced the filing of the IND with the FDA for the development of urcosimod to treat NCP. The NCP trial, designed as a single-center trial, was planned to be conducted at TMC with Professor Pedram Hamrah, MD, a leading expert in NCP, serving as Principal Investigator of the study. The trial was anticipated to take 6-9 months upon initiation and anticipated to have a minor budgetary impact, and was anticipated to have a minor budgetary impact, with a total cost for the trial, including cost of drug manufacture and formulation, amounting to under $2 million.

On February 9, 2024, we announced that the FDA had cleared urcosimod as its first IND application for the treatment of NCP. Notably, our initial IND submission to FDA proposed an open-label design for the clinical trial. Based on positive feedback from FDA, the Phase 2a study was amended to be a single-center, double-masked, randomized, 12-week placebo-controlled trial comparing urcosimod to placebo in NCP patients. A total of 48 patients were planned for the study, with NCP disease confirmed via confocal microscopy. The primary endpoint was designated to be the measure of VAS pain relief scores. These protocol changes would thus enable a statistically valid demonstration of a true drug effect of urcosimod on NCP symptoms.

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On October 23, 2024, we announced that the first patient had been dosed in the Phase 2a trial of topical ocular urcosimod to treat NCP. The Phase 2a study is designed as a double-masked, randomized, 12-week placebo-controlled trial in NCP patients. A total of 48 patients were planned to enroll for the study, with NCP disease confirmed via confocal microscopy. The urcosimod trial was designed as a single-center trial and was to be led by Pedram Hamrah, MD, of TMC as Principal Investigator. Dr. Hamrah is Professor and Vice Chair of Research and Academic Programs, and Director of the Center for Translational Ocular Immunology at TMC. He is one of the world’s foremost experts on NCP and treats patients with ocular pain from across the United States and worldwide.

On February 12, 2025, we announced that our lead drug candidate, OK-101, was officially assigned the USAN “urcosimod.” The USAN suffix “-mod” in urcosimod denotes its classification as a modulator of key inflammatory and neuropathic pathways, critical to addressing ocular conditions such as NCP and DED. The USAN program, jointly managed by the American Medical Association, the United States Pharmacopeial Convention, and the American Pharmacists Association, assigns unique nonproprietary names to pharmaceutical substances to ensure clarity in medical communication.

On March 31, 2025, we announced successfully establishing that urcosimod has been shown to be stable for over two and a half years in single-use ampoules used for administration of the drug to patients. Commercial marketing of ophthalmic drugs for ocular conditions which typically utilizes small plastic bottles has seen an increasing utilization of single-use ampoules by patients for ocular conditions such as DED, for ease of use, and for minimizing concerns regarding potential loss of sterility with use of plastic bottles for daily administration of drug over extended periods of weeks and months.

On April 30, 2025, we announced plans to accelerate the clinical development of urcosimod to treat NCP through the analysis of its data following an early closure of the Phase 2a trial. This Phase 2a trial of urcosimod to treat NCP was being conducted at a single trial site at TMC in Boston, MA. The decision to close the trial with 17 patients having presently completed the study was due to our strong desire to immediately interrogate the currently masked data by unmasking the data set. We announced that analysis of the data from these patients, with the closing of this trial, should take no longer than 6 weeks. This decision to close the trial would also enable us to significantly cut the time to our requesting an End-of-Phase 2a meeting with FDA to cover plans for the drug’s further clinical development. Notably, a number of patients who completed the trial requested compassionate use of urcosimod which we are seeking to arrange with TMC, subject to the necessary FDA consents.

On May 1, 2025, we announced that the FDA has granted Fast Track designation to urcosimod for the treatment of NCP. Fast Track designation by the FDA is granted to facilitate the development and expedite the review of therapies that aim to treat serious conditions and fulfill unmet medical needs. This designation is intended to accelerate the availability of new treatments to patients, providing earlier access to potentially beneficial therapies. The Fast Track designation provides several key benefits, including more frequent meetings with the FDA to discuss the drug’s development plan, eligibility for Accelerated Approval and Priority Review if relevant criteria are met, and a potential Rolling Review of the New Drug Application (“NDA”).

On July 16, 2025, we announced results from the 18-patient Phase 2a trial of urcosimod to treat NCP patients. This randomized, double-masked, placebo-controlled, Phase 2a Proof-of-Concept trial of urcosimod to treat NCP was conducted at a single trial site at TMC in Boston, MA, with Pedram Hamrah, M.D., a leading expert in NCP, as Principal Investigator. An important point to remember regarding analysis of the data from the trial was that the trial was specifically designed with the intent of enrolling 48 patients, needed to power the trial for statistically significant p values against placebo in the study. OKYO announced in April (see April 30, 2025 paragraph above) the decision to stop the trial after only 18 patients had completed the trial, in the interest of breaking the database code so that a determination could be immediately made in the unmasked database of whether considerable reductions in a number of VAS scores were due to patients on drug. This trial was thus an effort to immediately demonstrate a clear drug effect for urcosimod to treat NCP; in the process, sacrificing the opportunity to obtain statistical significance against placebo in the trial. The additional advantage of this strategy was to save the roughly 6-8 months needed to enroll the remaining 30 patients in order to get to the major purpose of the trial – demonstrating urcosimod’s potential to benefit patients with NCP.

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Phase 2a Trial Results for Urcosimod in NCP

The Primary Objective of this Phase 2a trial was assessing the efficacy of the two doses of OK-101 (0.05% and 0.1%) in comparison to placebo in reducing symptoms of neuropathic corneal pain, as measured by the mean change from baseline in the Visual Analog Scale (“VAS”) scores from Visit 1 (Day 0) through the end of treatment at Visit 4 (Week 12). The VAS scale used in the trial is a scale from 0 to 10, where 0 = no pain and 10 = worst imaginable pain.

The study enrolled 18 patients at a single site (TMC in Boston, MA) with 17 patients completing the study. One patient was withdrawn due to a medical reason not related to drug. Subjects were randomized in a 1:1:1 ratio to receive topical delivery to the eye of 0.05% urcosimod, or 0.1% urcosimod, or placebo, four times daily for 12 weeks.

TOP-LINE DATA

For the per-protocol population, the change in mean pain score was 5.5 in the 0.05% urcosimod group (n = 4) and 2.75 in the placebo group (n =4), reflecting a 2.75 delta difference between drug and placebo following the 12-week treatment period. Notably, 75% of patients treated with 0.05% urcosimod in this group achieved greater than 80% improvement in pain severity based on VAS scores. Urcosimod (0.05%) demonstrated a marked reduction in pain scores as early as Week 4, with a mean change of 5.25 compared to 3.0 in placebo group. Moreover, for the 0.05% urcosimod group a statistically significant reduction in mean pain scores was observed from Visit 1 to the end of treatment Visit 4 (p-value = 0.025). The placebo group also showed a statistically significant improvement from baseline (Visit 1) to the final visit (Visit 4), with a p-value = 0.035. However, mean improvement seen in the placebo group was only half what was seen for the 0.05% urcosimod group (2.75 vs 5.5). Moreover, for the placebo group’s reduction from Visit 1 to the end of treatment Visit 4, 75% of those patients had only mild to borderline moderate NCP pain scores (0-4 on the scale of 0-10) at baseline. In contrast, all the patients in the 0.05% urcosimod group had moderate to severe NCP pain scores (5-9 on the scale of 0-10), indicating a more challenging baseline condition. While the between-group difference in the per-protocol population did not reach statistical significance (p = 0.07), the 0.05% urcosimod group demonstrated a consistent numerical advantage over placebo. These results, alongside consistent trends observed across time points, strongly support continued evaluation of urcosimod for treatment of the NCP indication.

In the intent-to-treat population, 67% of patients in the 0.05% urcosimod group (n =6) demonstrated greater than 50% improvement in pain, as measured by VAS scores, compared to 33% in the placebo group (n = 6). The mean reduction in pain severity from baseline (Visit 1) to end of treatment (Visit 4), measured by VAS, was 4.2 in the 0.05% urcosimod group and 2.5 in the placebo group. The comparison between groups in this population yielded a p-value of 0.2 and therefore did not meet the threshold for statistical significance.

■	The drug-effect size of 0.05% urcosimod when compared to placebo at week 12, using Cohen-d demonstrated a strong treatment effect (Cohen-d value > 1.2). Cohen-d is a standard statistical measure used to assess and compare the effect size of the trial drug relative to the placebo.
■	In line with earlier findings from a previously conducted Phase 2a trial to evaluate urcosimod to treat dry eye disease, results from the 0.1% drug treatment group in this trial also showed less efficacy than the 0.05% drug treatment group.
■	That this observation has now been made in two independent trials, NCP and DED, is a compelling argument that this difference in efficacy observed for the 0.05% and 0.1% doses is real. The Company has an active effort underway to provide an explanation for this difference in efficacy. OKYO is also continuing to evaluate additional data from this trial and plans to present a larger data set from the study after ongoing analyses of the data have been completed.

On July 17, 2025, the Company announced that we received $1.9 million in non-dilutive funding to support ongoing research and development programs. This non-dilutive capital strengthens OKYO Pharma’s ability to execute on its development strategy without impacting existing shareholder equity. The funds would be used to advance key clinical milestones, expand R&D efforts, and build momentum behind urcosimod’s regulatory pathway.

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On October 17, 2025, the Company announced it was informed that Panetta Partners Limited, an entity in which Gabriele Cerrone, the Executive Chairman has a beneficial interest, has acquired 210,000 of the Company’s ordinary shares on NASDAQ, bringing his total holding to 10,382,677 shares.

On September 22, 2025, the Company announced plans for the next stage of clinical development for its lead drug candidate, urcosimod, to treat NCP. These included the following: 1) Enroll approximately 100 NCP patients across several U.S. clinical sites in a randomized, placebo-controlled, double-masked trial; 2) Identify the optimal registration dose for urcosimod for future Phase 3 trials; 3) Develop a further understanding of urcosimod’s unique micellar drug characteristics.

On December 11, 2025, we announced the results of further analyses of corneal images from the recently completed placebo-controlled, randomized, double-masked, Phase 2a clinical trial of urcosimod to treat patients with neuropathic corneal pain. Patients treated with 0.05% urcosimod demonstrated not only a positive reduction in neuropathic corneal pain, but also favorable changes in corneal nerve structure which were not observed in the placebo group. Data compiled from nerve growth analyses that were an exploratory endpoint in the completed 18-patient trial of urcosimod demonstrated a favorable impact on corneal nerve health. Patients treated with 0.05% urcosimod showed median increases in total nerve fiber count (+2.0, n/0.16 mm², IQR 0.54 to 3.63) and total nerve fiber length (+2.6 mm/mm², IQR 1.55 to 5.67; p = 0.057 vs placebo). In contrast, the placebo group exhibited median decreases in total nerve fiber count (–1.92, n/0.16 mm², IQR –2.79 to –0.04) and total nerve fiber length (–1.63 mm/mm², IQR –3.76 to 0.63).

On January 5, 2026, we announced that effective immediately Robert J. Dempsey has been appointed Chief Executive Officer of OKYO Pharma and an executive Board member of the Board of Directors. Gary S. Jacob, Ph.D. will transition to Chief Development Officer and continue to serve on the Board of Directors. Mr. Dempsey brings more than two decades of global ophthalmology experience, including drug development, commercialization, and value-creating strategic transactions to OKYO. He previously served as Group Vice President and Head of Global Ophthalmology at Shire, prior to its acquisition by Takeda, where he led the divestiture of Xiidra® (lifitegrast ophthalmic solution) 5%, which was one of only three ophthalmology deals in the past twenty years with more than $1 billion upfront. Mr. Dempsey architected and led the successful launch of Xiidra® and brings deep strategic and commercial expertise across ocular surface disease indications, including direct management responsibility and commercial oversight for Restasis® (cyclosporine ophthalmic emulsion) 0.05%. His professional network in the eye care community is broad and well-established, reflecting his service as a CEO and independent director across multiple ophthalmic companies.

On January 23, 2026, we announced that the FDA approved compassionate use of urcosimod (0.05%) for treatment of neuropathic corneal pain. The FDA authorized a single-patient expanded access (compassionate use) IND application submitted by Pedram Hamrah, MD, at the University of South Florida, for the use of urcosimod (0.05%) in a patient with neuropathic corneal pain. Under the FDA-authorized expanded access (IND 176297), urcosimod will be provided by OKYO Pharma for use in a patient with severe neuropathic corneal pain who has limited therapeutic options and no FDA-approved treatments available.

Our Phase 2b/3 Clinical Trial for Urcosimod in NCP

On January 28, 2026, we announced that OKYO Pharma held a successful Type C meeting with the FDA regarding plans for a Phase 2b/3 human clinical trial of urcosimod for the treatment of NCP. Key highlights from the Type C meeting included:

1.	FDA confirmed our approach that the proposed primary endpoint of the VAS pain reduction at Week 12 is clinically meaningful, including explicit acknowledgment that a ≥2-point improvement on the VAS scale represents a meaningful treatment effect.
2.	FDA provided statistical guidance to enhance robustness, noting that if the statistical analysis plan is finalized prior to unmasking and results are strong, the data could provide substantial evidence of effectiveness at a future End-of-Phase 2 meeting.
3.	FDA endorsed the proposed study design, sample size, and powering assumptions, and agreed that the Ocular Pain Assessment Survey is appropriate as supportive quality-of-life evidence.
4.

FDA alignment on the Chemistry, Manufacturing and Controls strategy and key clinical elements, with no material issues raised, derisking the pathway to a pivotal trial and supporting potential registration if study results are robust.

On February 10, 2026, we announced the appointment of Flavio Mantelli, MD, PhD as Chief Medical Officer.

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Initial Studies with Urcosimod to Treat Dry Eye Disease (DED)

On May 2, 2023, we announced that the first patient has been screened for our Phase 2b, multi-center, randomized, double-blinded, placebo-controlled trial of urcosimod (formerly called OK-101). Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with urcosimod as a Phase 2b clinical trial in DED patients. This trial was conducted in approximately 240 DED patients.

On June 6, 2023, we announced that patients in the ongoing phase 2b trial began dosing in the randomized portion of the phase 2b, multi-center, double-masked, placebo-controlled trial of topical ocular urcosimod to treat DED, following the two-week placebo run-in period intended to minimize the placebo effect.

On September 8, 2023, we announced that we had completed full enrollment of patients in the randomized portion of the Phase 2b multi-center, double-masked, placebo-controlled clinical trial of topical ocular urcosimod to treat DED. A total of 240 patients has been enrolled in this study.

On December 4, 2023, we announced the last patient of the ongoing 240-patient double-blind placebo-controlled phase 2b clinical trial of urcosimod to treat DED had completed the 12-week urcosimod dosing study. In addition, data analysis plans for the trial had been finalized and submitted to FDA for feedback, in anticipation of the database lock, subsequent data analysis, and reporting of top-line findings on urcosimod.

On January 8, 2024, we announced urcosimod successfully achieved statistical significance for both sign and symptom endpoints in its first-in-human phase 2b trial of urcosimod in patients with DED. The double-masked, randomized, placebo-controlled Phase 2 trial was conducted at six sites in the U.S. and enrolled 240 subjects with DED dosed twice-daily (BID). Patients were randomly divided into 3 cohorts, with one of the cohorts dosed with 0.05% urcosimod (n=81), a second with 0.1% urcosimod (n=80), and the third cohort with vehicle (n=79). The duration of a patient’s treatment was 14 weeks, including a 2-week run-in period on placebo, to exclude placebo responders from the study, followed by 12 weeks in the randomized portion of the study.

■	Statistically significant drug effects were observed in FDA-recognized efficacy endpoints as early as the 15-day first visit after dosing. urcosimod demonstrated superiority when compared to placebo across at least two symptoms of DED including burning measured by the Ora Calibra© 4-symptom questionnaire as well as burning/stinging measured by a visual analogue scale (“VAS”) as early as Day 15 (p = 0.04 and p=0.03, respectively).

■	A statistically significant improvement in blurred vision was also achieved at Day 29 (p = 0.01). Urcosimod also demonstrated superiority when compared to placebo in the sign endpoint of total conjunctival staining as measured by the Ora Calibra© Staining Scale as early as Day 29 (p = 0.034).

■	Regarding the safety profile of the drug, urcosimod exhibited placebo-like tolerability with a very low adverse event profile and no drug-related severe ocular TEAEs were seen. Additionally, fewer subjects in the urcosimod treated arm discontinued study medication (2.5%) compared to discontinuations in the placebo treated patients (3.8%).

On March 22, 2024, we announced additional key findings from analyses of the clinical data set from the 240 patient Phase 2, randomized, double-masked, placebo-controlled trial evaluating the safety and efficacy of urcosimod ophthalmic solution in patients with DED.

■	We reported additional urcosimod (0.05%) data, including conjunctival staining measured at Day 85 (p=0.056) demonstrating durability in this sign endpoint.

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■	In addition, there were significant improvements in burning/stinging (p = 0.01, 0.006, 0.003 and 0.01 at Days 15, 29, 57 and 85, respectively) and in blurred vision (p = 0.09, 0.01, 0.03 and 0.06 at Days 15, 29, 57 and 85, respectively) which demonstrated sustained improvements throughout the trial.

■	Additional data analyses also showed statistically significant improvement in ocular pain measured by VAS that was durable throughout the trial with p values = 0.03, 0.04 and 0.01 at Days 29, 57 and 85, respectively. Furthermore, urcosimod improved tear film break-up time (TFBUT) as early as Day 15 and the improvement lasted throughout the trial with p values = 0.01, 0.05, 0.02, and 0.03 at Days 15, 29, 57 and 85, respectively.

■	Moreover, data obtained from daily symptom diaries maintained by patients during the trial, commonly referred to as patient-reported outcome data, confirmed several of the DED symptoms also measured in the clinic, exhibiting significant improvements as early as Day 1 through Day 15 for pain, burning/stinging, eye dryness and itching, with p values of 0.01, 0.06, 0.005 and 0.009, respectively.

The clinical data for urcosimod to treat DED was encouraging, however, the decision was made in mid-2024 to switch further clinical development of urcosimod to treat NCP, particularly due to the positive data observed in reduction of ocular pain in the DED trial, as well as the key realization that there is no FDA-approved drug to treat NCP as compared to seven approved drugs presently available on the market to treat DED.

OK-201

On August 6, 2019, we signed a collaborative agreement with TMC, Boston and Pedram Hamrah, MD, Professor of Ophthalmology at Tufts University School of Medicine, Boston, MA to evaluate OKYO’s BAM8-22 analogues, including OK-201, as non-opioid analgesics to suppress corneal neuropathic pain using a mouse ocular pain model developed in Dr. Hamrah’s laboratory.

On April 28, 2021, we announced positive results of OK-201, a non-opioid analgesic drug candidate delivered topically in Dr. Hamrah’s mouse neuropathic corneal pain model, as a potential drug to treat acute and chronic ocular pain. Importantly, OK-201 demonstrated a reduced corneal pain response equivalent to that of gabapentin, a commonly used oral drug for neuropathic pain. These observations demonstrated preclinical ‘proof-of-concept’ for the topical administration of OK-201 as a potential non-opioid analgesic for ocular pain. Current treatments for corneal pain are limited to short term NSAIDs, steroids and oral gabapentin and opioids in severe cases.

Although the results with OK-201 were encouraging, due to subsequent success obtained with urcosimod (see section on urcosimod) in follow-on animal model studies utilizing the same mouse neuropathic corneal pain model as for OK-201, we have decided to maintain this drug candidate at the exploratory level while we focus our primary energy on the urcosimod program to treat NCP and DED, based on urcosimod’s combination of anti-inflammatory and ocular pain-reducing activities in animal models of these conditions.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our ordinary shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the standard listing of the Main Market of the London Stock Exchange, until May 22, 2023. From May 22, 2023, the principal trading market for our ordinary shares has been The NASDAQ Capital Market.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus. Our agent for service of process in the United States is OKYO Pharma US, Inc.

“OKYO,” the OKYO logo and other trademarks or service marks of OKYO Pharma Limited appearing in this prospectus supplement are the property of OKYO or our subsidiary. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

S-9

THE OFFERING

Ordinary Shares Offered By Us	ordinary shares

Offering Price	$ per ordinary share

Underwriter’s Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus to purchase up to an additional ordinary shares at the public offering price, less any underwriting discounts and commissions.

Ordinary Shares Outstanding Immediately After This Offering (1)	ordinary shares (or ordinary shares if the underwriters exercise in full their option to purchase additional shares)

Use of Proceeds

The net proceeds from this offering are expected to be approximately $ million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

We currently expect to use the net proceeds for clinical development of our product candidates, general corporate purposes and working capital. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information beginning on page S-11 of this prospectus supplement and page S-12 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO.”

(1) The number of ordinary shares to be outstanding after this offering is based on 40,555,197 ordinary shares outstanding as of February 9, 2026, and excludes as of such date:

■	2,488,915 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $1.70 per ordinary share of which 243,430 ordinary shares are currently exercisable and 2,245,486 are exercisable between $1.33 and $2.75; and

■	538,461 ordinary shares that currently may be issued upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $2.90 per ordinary share .

Unless otherwise indicated, all information contained in this prospectus supplement assumes the following:

■	no exercise of outstanding share options or warrants after February 9, 2026; and
■	no exercise of the underwriters’ option to purchase additional shares.

S-10

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended March 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and our Nasdaq Listing

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our ordinary shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

You will experience immediate and substantial dilution.

The effective offering price per ordinary share in this offering is substantially higher than the net tangible book value per ordinary share before giving effect to this offering. Accordingly, if you purchase ordinary shares, you will incur immediate substantial dilution of approximately $ per ordinary share, representing the difference between the effective offering price per ordinary share and our as adjusted net tangible book value as of September 30, 2025. Furthermore, if outstanding options or warrants, including the Underwriter Warrants, are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our ordinary shares.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We are generally not restricted from issuing additional securities, including ordinary shares, securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our shareholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per ordinary share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering or at the time of such future sale. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of ordinary shares under our stock incentive programs. In addition, the sale of ordinary shares in this offering and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

S-11

We have never declared or paid any cash dividends on our ordinary shares and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our ordinary shares, and we do not intend to pay any cash dividends on our ordinary shares. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

Our ordinary shares could be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

If we fail to meet any of the continued listing standards of The Nasdaq Capital Market, our ordinary shares could be delisted from The Nasdaq Capital Market. These continued listing standards include specifically enumerated criteria, such as:

■	a $1.00 minimum closing bid price;
■	stockholders’ equity of $2.5 million;
■	500,000 shares of publicly-held ordinary shares with a market value of at least $1 million;
■	300 round-lot stockholders; and
■	compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

We may be unable to maintain the listing of our ordinary shares on The Nasdaq Capital Market. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, we expect that they would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq or other national securities exchanges. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our ordinary shares.

If, for any reason, Nasdaq should delist our ordinary shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a material adverse effect on our shareholders may occur due to a reduction in some or all of the following: the market price of our ordinary shares; the liquidity of our ordinary shares; our ability to obtain financing for the continuation of our operations; the number of market makers in our ordinary shares; and the number of institutional and general investors that will consider investing in our ordinary shares.

In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, they may be considered a “penny stock.” Securities broker-dealers participating in sales of our ordinary shares would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our ordinary shares and cause a decline in the market value of our stock.

If a United States person is treated as owning at least 10% of the value or voting power of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.

Depending upon the aggregate value and voting power of our ordinary shares that United States persons are treated as owning (directly, indirectly or constructively), we could be treated as a controlled foreign corporation (“CFC”). If a United States person (as defined in the United States Internal Revenue Code of 1986, as amended (the “Code”)) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our shares, such person may be treated as a “United States shareholder” with respect to each CFC in our group (if any), which may subject such person to adverse U.S. federal income tax consequences. Specifically, a United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of each CFC’s “Subpart F income,” “net CFC tested income” and certain investments of earnings in “United States property” by CFCs, whether or not we make any distributions of profits or income of a CFC to such United States shareholder. If you are treated as a United States shareholder of a CFC, failure to comply with these reporting obligations may subject you to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. Additionally, a non-corporate U.S. shareholder would generally be denied certain tax deductions or foreign tax credits in respect of its income that may otherwise be allowable to a United States shareholder that is a U.S. corporation. We cannot provide any assurances that we will assist holders of our ordinary shares in determining whether we or any of our non-U.S. subsidiaries are treated as CFCs or whether any holder of our ordinary shares is treated as a United States shareholder with respect to any such CFC, nor do we expect to furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The United States Internal Revenue Service (the “IRS”), has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled CFCs. U.S. holders of our ordinary shares should consult their advisors regarding the potential application of these rules to their investment in our ordinary shares.

S-12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement titled “About this Prospectus Supplement,” “Risk Factors,” and “Prospectus Supplement Summary.” All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the section of this prospectus supplement titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

S-13

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $        million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds to us from this offering for clinical development of our product candidates, general corporate purposes and working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

S-14

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per ordinary share in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. The net tangible book value of our ordinary shares as of September 30, 2025 was approximately $(3.4) million, or approximately $(0.09) per ordinary share based upon 38,454,500 ordinary shares outstanding at that time. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of September 30, 2025.

Net tangible book value dilution per ordinary share to investors participating in this offering represents the difference between the effective offering price per ordinary share paid by purchasers of securities in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. After giving effect to the sale of ordinary shares to be sold in this offering at a public offering price of $         per ordinary share and after deducting underwriting discounts and commissions and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $         million, or $         per ordinary share. This represents an immediate increase in net tangible book value of $         per ordinary share to existing stockholders and immediate dilution of $         per ordinary share to investors purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per ordinary share basis:

Public offering price per ordinary share	$
Net tangible book value per ordinary share as of September 30, 2025		$(0.09)
Increase in as adjusted net tangible book value per ordinary share attributable to this offering	$

As adjusted net tangible book value per ordinary share as of September 30, 2025 after this offering	$

Dilution per ordinary share to new investors	$

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of September 30, 2025:

■	2,488,915 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $1.70 per ordinary share of which 243,430 ordinary shares are currently exercisable and 2,245,486 are exercisable between $1.33 and $2.75;

■	538,461 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $2.90 per ordinary share; and

■	1,887,036 ordinary shares issuable upon the conversion of convertible loan notes outstanding as of September 30, 2025.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

S-15

CERTAIN U.S. AND GUERNSEY TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes certain U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders. This discussion applies to U.S. Holders that purchase our ordinary shares pursuant to this offering and hold such ordinary shares as capital assets for U.S. federal income tax purposes. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or constructively 10% or more (by vote or value) of our equity, corporations that accumulate earnings to avoid U.S. federal income tax, persons who hold or receive our ordinary shares pursuant to the exercise of any employee option or otherwise as compensation, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences. Except as discussed below, this discussion does not address U.S. federal income tax reporting obligations, the application of the special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in such ordinary shares will generally depend upon the status and activities of such entity and the particular partner. Any such entity and such partner in any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of our ordinary shares.

We have not sought, nor will we seek, a ruling from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the ownership or disposition of the ordinary shares or that any such position would not be sustained. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income is “passive income,” referred to as the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, referred to as the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that give rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

S-16

We do not believe that we were a PFIC for our taxable year ended March 31, 2025 but cannot provide any assurances regarding our PFIC status for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder would be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including, under certain circumstances, a pledge, of our ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, a non-United States subsidiary that has not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted annually to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

S-17

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our ordinary shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for our ordinary shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of our possible PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Rules,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received by the U.S. Holder to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Distributions paid on our ordinary shares will not be eligible for the “dividends received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations under the Code. Dividends paid by a “qualified foreign corporation” to non-corporate U.S. Holders are eligible for taxation at a preferential capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult their tax advisors regarding the availability of the reduced tax rate on dividends to their particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Rules”), we will not be treated as a qualified foreign corporation, and therefore the preferential capital gains tax rate described above will not apply.

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The amount of any dividend income that is paid in Pounds Sterling will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt (actual or constructive), a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt (actual or constructive).

Sale, Exchange or Other Taxable Disposition of Our ordinary shares

Subject to the discussion above under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to an additional 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). Substantial penalties and other adverse circumstances may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Payments of distributions on and proceeds from the sale or other disposition of our ordinary shares that are made within the United States or through certain U.S. financial intermediaries generally are subject to information reporting and may be subject to backup withholding to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. Holder fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

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Information with Respect to Foreign Financial Assets

Individuals who own “specified foreign financial assets” with an aggregate value in excess of $50,000 (or higher depending on the filing status of the individual) may be required to file an information report on IRS Form 8938, “Statement of Specified Foreign Financial Assets,” with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of our ordinary shares.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Guernsey Tax Considerations

The summary below is based on current Guernsey law and published practice in Guernsey as of the date hereof, both of which are subject to change, possibly with retrospective effect. This summary is intended as a general guide of certain Guernsey tax matters related to the holders of ordinary shares of the Company (“Shareholders”) only and is not, is not intended to be nor should it be construed to be, legal or tax advice or a summary of all tax matters in Guernsey.

Shareholders, whether corporations or individuals, that are not residents of Guernsey for tax purposes and who do not conduct business in Guernsey through a permanent establishment situated in Guernsey, will not be subject to Guernsey income or Guernsey withholding tax. Any distributions made by the Company to non-Guernsey tax resident Shareholders will not be subject to Guernsey income or Guernsey withholding tax.

Individual Shareholders who are residents of Guernsey for tax purposes will generally be subject to Guernsey income tax at the individual standard rate of 20% on distributions received from the Company.

Corporate Shareholders that are residents of Guernsey for tax purposes (and which do not have exempt company status under the Income Tax (Exempt Bodies) (Guernsey) Ordinance, 1989, as amended) will generally be subject to Guernsey income tax at the company standard rate, which is currently 0%, on distributions received from the Company.

Guernsey does not currently levy capital gains tax (with the exception of a dwellings profit tax) and, therefore, Shareholders will not suffer capital gains tax in Guernsey.

No stamp duty is chargeable in Guernsey on the issue, acquisition, transfer, conversion or redemption or other disposition of ordinary shares of the Company (provided that it does not hold Guernsey real property).

Guernsey has implemented through domestic legislation matters related to (i) the Foreign Account Tax Compliance Act (the “FATCA”), contained in the Code and the Treasury Regulations promulgated thereunder and (ii) the Organization for Economic Co-operation and Development’s regime known as the Common Reporting Standard (the “CRS”). Pursuant to FATCA and CRS, disclosure and reporting of information may be required, including disclosure of certain information about Shareholders, their ultimate beneficial owners and/or controllers and their investment in the Company. You should consult your tax advisers regarding the possible implications of FATCA, CRS and other similar regimes that may be relevant to your ownership and disposition of ordinary shares of the Company.

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UNDERWRITING

We have entered into an underwriting agreement with Piper Sandler & Co. (“Piper”), as representative of the several underwriters, dated February           , 2026, with respect to the ordinary shares subject to this offering. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us on a firm commitment basis, the number of ordinary shares set forth opposite their names in the table below:

Underwriter	Number of Ordinary Shares
Piper Sandler & Co.
Total

The underwriting agreement provides that the obligations of the several underwriters to purchase all of the shares being offered to the public are subject to certain conditions precedent, including that the representations and warranties made by us are true and our obligations have been performed, the receipt by the underwriters of officers’ certificates and legal opinions and approval of legal matters by counsel.

Subject to those conditions, the underwriters have severally agreed to purchase all of the ordinary shares if any are purchased. However, the underwriters are not obligated to take or pay for the ordinary shares covered by the underwriters’ option described below, unless and until such option is exercised.

The ordinary shares are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable from time to time for up to 30 days from the date of this prospectus supplement, to purchase up to an aggregate of             additional ordinary shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise all or part of this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised.

Commissions and Expenses

The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $   per ordinary share. After the offering, the public offering prices and concessions to dealers may be reduced by the underwriters.

The following table shows the public offering price and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional ordinary shares.

	Per Ordinary Share	Total Without Option	Total With Option
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expense, to us	$	$	$

We estimate that the total expenses payable by us, excluding the underwriting discounts and commissions, will be approximately $             , which includes the fees and expenses incurred in connection with the offering for which we have agreed to reimburse the underwriters, in an amount up to $150,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

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Lock-Up Agreements

We, our executive officers and directors and certain of their respective affiliates (collectively, the “Lock-Up Parties”), have agreed, subject to specified exceptions, not to:

(i)	directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of any ordinary shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ordinary shares (collectively, the “Lock-Up Securities”),

(ii)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise,

(iii)	make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares, or

(iv)	publicly disclose the intention to do any of the foregoing.

The foregoing restrictions may be waived by Piper and will otherwise terminate after the close of trading of the ordinary shares on and including the 90th day after the date of this prospectus supplement.

The restrictions described above do not apply to our directors, executive officers or their respective affiliates with respect to transfers of ordinary shares:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the applicable Lock-Up Party or the immediate family of the Lock-Up Party;

(iii)	if the Lock-Up Party is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the Lock-Up Party or (2) in distributions of ordinary shares or any security convertible into or exercisable for ordinary shares to limited partners, limited liability company members or stockholders of the Lock-Up Party;

(iv)	if the Lock-Up Party is a trust, to the beneficiary of such trust;

(v)	by testate succession or intestate succession;

(vi)	to us in connection with the “net” or “cashless” exercise of options or other rights to purchase ordinary shares granted pursuant to an equity incentive plan or other arrangement in satisfaction of any tax withholding obligations; or

(vii)	the exercise of stock options granted pursuant to our equity incentive plans; provided that the restrictions shall apply to any of the Lock-Up Securities issued upon such exercise.

In addition, the Lock-Up Parties may establish any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such plan prior to the expiration of the Lock-Up Period, and subject to certain additional restrictions.

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Indemnification and Contribution

We have agreed to indemnify the underwriters, its affiliates, directors and officers and each person, if any, who controls the underwriters, from and against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or slowing a decline in the market price of the ordinary shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of ordinary shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the option described herein. In a naked short position, the number of shares involved is greater than the number of shares in the option described herein. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shres or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ordinary shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our ordinary shares in this offering and extending through the completion of distribution. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

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Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO.”

Other Activities and Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities, or any documents incorporated by reference herein, be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including any documents incorporated by reference herein, does not constitute an offer to sell or a solicitation of an offer to buy the ordinary shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

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(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either have been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”).

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any share and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is only being distributed to, and is only directed at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

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Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (the “FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of securities shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (the “DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

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In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement:

■	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

■	has not been, and will not be, lodged with the Australian Securities and Investments Commission (the “ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

■	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (Exempt Investors).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of sale of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than

(a)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or

(b)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

S-27

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations of 2005 of Singapore (Regulation 32).

(f)	Singapore SFA product classification. In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-28

LEGAL MATTERS

Certain legal matters with respect to Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey. Certain matters of U.S. federal law will be passed upon for us by Dechert LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Covington & Burling LLP, New York, New York.

S-29

EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2025 and 2024 and for each of the years then ended, included in our Form 20-F annual report for each of the years ended March 31, 2025, as amended, and March 31, 2024, and incorporated by reference in this prospectus supplement have been audited by PFK Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of PFK Littlejohn LLP is 15 Westferry Circus, Canary Wharf Estate, London E14 4HD.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed.

We incorporate by reference the documents the following documents:

■	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on July 18, 2025, as amended by Form 20-F/A filed with the SEC on August 12, 2025;

■

Our Reports on Form 6-K furnished to the SEC on March 31, 2025, April 30, 2025, May 1, 2025, May 19, 2025, June 11, 2025, July 16, 2025, July 17, 2025, September 22, 2025, October 16, 2025, October 29, 2025, November 18, 2025, November 21, 2025, December 3, 2025, December 11, 2025, December 15, 2025, December 19, 2025, January 5, 2026, January 23, 2026, January 28, 2026, January 30, 2026, January 30, 2026, February 10, 2026, February 11, 2026, and February 11, 2026; and

■	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which the prospectus supplement forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-31

PROSPECTUS

$200,000,000

Ordinary Shares

Warrants

Units

We may offer, issue and sell from time to time up to $200,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, warrants to purchase ordinary shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO.” On February 2, 2026, the last reported price of our ordinary shares on The Nasdaq Capital Market was $2.09 per share.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February     , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “OKYO,” “OKYO Pharma Limited,” “the company,” “we,” “us” and “our” refer to OKYO Pharma Limited and its wholly-owned subsidiary, OKYO Pharma US, Inc. References to “ordinary shares,” “warrants” and “share capital” refer to the ordinary shares, warrants and share capital, respectively, of OKYO Pharma Limited.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

iii

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from inflammatory eye diseases and ocular pain. Our research program focuses on a novel G Protein-Coupled Receptor, or GPCR, which we believe plays a key role in the pathology of specific ocular eye diseases of high unmet medical need. Our therapeutic approach involves targeting a specific member of this class of GPCR receptors called CMKLR1 (or ChemR23) that is involved in the inflammatory and pain modulation pathways that drive these conditions. Our lead clinical product candidate, urcosimod (formerly called OK-101), is a lipidated peptide (See Figure 1) designed to specifically bind to ChemR23 and block its role in producing ocular pain and inflammation.

FIGURE 1: Urcosimod: A Lipid-Conjugated Chemerin Peptide

Urcosimod: A Lipid-Conjugated Chemerin Peptide

- **First-in-Class chemerin receptor agonist** that modulates neuro-immune cross-talk
- **Dual mechanism of action**: targets both immune cell-mediated inflammation and neuronal/glial cell populations in the dorsal root ganglion
- **Topically active peptide** designed for enhanced potency and corneal retention
- **Preservative-free, EDTA-free, and isotonic formulation**, optimized for sensitive eyes and chronic use

Targeting ChemR23
(CMKLR1 GPCR Receptor)

Chemerin Peptide
Linker
Anchored Lipid
Urcosimod

Modulates
Inflammation pain

Receptor localization
Expressed on immune and neuronal cells, linking inflammation and pain signaling

Endogenous ligand
Chemerin: 136 aa peptide

OKYO PHARMA

We first initiated clinical studies on urcosimod for the treatment of dry-eye disease (DED) and are now specifically focusing our clinical program on urcosimod to treat neuropathic corneal pain (NCP), a major unmet medical need. This focus reflects the tremendous opportunity OKYO Pharma has to pioneer an FDA approval for what would be the first and only drug to be approved to specifically treat this devastating condition.

The rationale behind urcosimod’s potential to treat NCP has been driven by multiple lines of evidence:

1)	Most importantly, the results of a recent proof-of-concept phase 2 clinical trial of urcosimod to treat NCP (released in July 2025) which demonstrated urcosimod’s exciting potential to benefit NCP patients specifically enrolled in the trial, utilizing a confocal microscopy diagnostic to ensure they were suffering from NCP.

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2)	Preclinical data in a cutting-edge, pre-clinical, ciliary nerve ligation mouse model of NCP.

●	Urcosimod, administered topically to mice (in a collaboration with Pedram Hamrah, MD, Professor of Ophthalmology, an internationally recognized cornea specialist at Univ. of Central Florida, Tampa) was shown to dramatically reduce corneal pain, comparable to gabapentin which has been used by some ophthalmologist off label to treat NCP patients, with uneven results.
●	Notably, urcosimod was administered by eye drops to mice in contrast to gabapentin which was administered by intraperitoneal injection in the mice model and is orally administered to patients.
●	Gabapentin, a commonly used anticonvulsant oral drug typically used to treat systemic neuropathic pain for conditions such as shingles and other systemic nerve pain disorders, has come under increased scrutiny due to increased off-label use. Growing concerns about gabapentin around dependency, misuse, and masking of underlying disease were highlighted in a recent article The Hidden Risks of America’s Most Popular Prescription Painkiller. Wall Street Journal, December 25, 2025.

3)	Human data compiled in a 240-patient trial of DED, showing a statistically significant reduction in ocular pain for patients on urcosimod (0.05%).

Importantly, we announced on February 12, 2025, that our lead drug candidate, OK-101, was officially assigned the United States Adopted Name (USAN) “urcosimod.” Consequently, all press releases after the date of February 12, 2025 contain the new drug name “urcosimod” instead of OK-101 in the body of the text, with the alert to the reader of this change by inserting the wording “urcosimod (formerly called OK-101)” in the beginning paragraph of all press releases after February 12, 2025. The text in this registration statement will cover those earlier press releases that were released using the initial name of OK-101, along with the later press releases using the urcosimod name.

On February 21, 2018, we announced that we successfully obtained (via assignment from Biovitas Limited, a related party) a license from OTT to patents owned or controlled by On Target Therapeutics (OTT) and a sub-license from OTT to certain patents licensed by OTT from Tufts Medical Center (TMC) to support our ophthalmic disease drug programs. These licenses gave us the right to exploit the IP estate covering urcosimod (formerly called OK-101) which is directed to compositions-of-matter plus methodologies for treating ocular inflammation, DED, utilizing chemerin or lipid-linked chemerin analogues such as urcosimod.

We also have a license from TMC to a separate IP estate for treating symptoms of ocular neuropathic pain, uveitis and associated pain. The scope of our use of the TMC IP, granted to us through the sublicense with OTT, is commensurate with the scope of use of the IP granted to OTT from TMC. This intellectual property forms the basis of our urcosimod program, which is discussed in greater detail below.

URCOSIMOD

Urcosimod, our lead clinical product candidate (See Figure 2), was initially focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye. DED is one of the most common ophthalmic conditions encountered in clinical practice. Symptoms of DED include constant discomfort and irritation accompanied by inflammation of the ocular surface, visual impairment and potential damage to the ocular surface. There are presently approximately 38 million people suffering from DED in the U.S. alone (Farrand et al. AJO 2017; 182:90; Market Scope 2023 Dry Eye Product Market Review), with the disease affecting approximately up to 34% of the population aged 50+ (Dana et al. AJO 2019; 202:47), and with women representing approximately two-thirds of those affected (Matossian et al. J Womens Health (Larchmt) 2019; 28:502-514.

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Figure 2: OKYO Development Pipeline

OKYO Development Pipeline

	Preclinical	IND	Phase 1	Phase 2	Phase 3	Upcoming Milestones
Neuropathic Corneal Pain (NCP)	**Ph. 2 (n=18) completed;** *Topline data announced July 2025*					• Phase 2b/3 Initiation: 2Q26 • Topline Data: 1H27
Rare Corneal Disease						• Initiate Phase 2 2H2027
Uveitis						• TBD

OKYO PHARMA

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The clinical development of urcosimod to treat DED included a successful initial phase 2 trial of urcosimod in 240 DED patients (See section below regarding urcosimod to treat DED) which showed statistically significant improvement in ocular pain that was durable throughout the trial, as measured by a visual analog scale (VAS score) with p values = 0.03, 0.04 and 0.01 at Days 29, 57 and 85, respectively. Clinical data from this DED trial was one of the bases for our decision in mid-2024 to focus further development of urcosimod to treat NCP.

Urcosimod to Treat Neuropathic Corneal Pain (NCP)

Neuropathic corneal pain (NCP) is a debilitating condition characterized by persistent, severe eye pain caused by nerve damage, impacting a significant number of patients worldwide. NCP has remained a challenging condition to treat since there are no FDA approved topical drugs available to treat this condition. Current treatments for neuropathic corneal pain are limited to short term NSAIDs, steroids, gabapentin, and opioids in severe cases. Neuropathic pain occurs through changes in both peripheral and central neurons leading to allodynia and hyperalgesia. Peripheral sensitization from the inflammatory cytokines during and after ocular surface injury alters responsiveness of peripheral sensory neurons, which initiates complex neuroinflammatory and electrophysiological signaling in the central nervous system that amplify the pain signaling. Urcosimod aims to address this urgent medical need with its innovative approach.

Urcosimod, our novel, non-opioid therapeutic candidate, is designed to target and alleviate the debilitating pain associated with corneal nerve damage, a condition for which there are currently no FDA approved treatments. Neuropathic corneal pain, often resulting from conditions like dry eye disease, surgery, or infections, can severely impact a patient’s quality of life, with current management options limited to pain relief strategies that offer only partial or temporary respite.

The chemerin receptor (ChemR23) that urcosimod targets to produce its anti-inflammatory activity is not only expressed on select populations of immune cells, but is now believed to be expressed, as well, on neurons and glial cells in the dorsal root ganglion, spinal cord, and retina.

In a separate set of animal model experiments, we evaluated the pain-reducing activity of urcosimod in a ciliary nerve ligation mouse model of corneal neuropathic pain in a collaboration with Pedram Hamrah, MD, Professor of Ophthalmology (an internationally recognized cornea specialist who at that time was located at Tufts Medical Center, Boston). Urcosimod was topically administered to mice in comparison to gabapentin, the positive control in the study, which was administered via intraperitoneal injection. Pain relief was evaluated by an eye-wipe count, and urcosimod was shown to dramatically reduce corneal neuropathic pain similar to that of gabapentin, a commonly used anticonvulsant oral drug typically used to treat neuropathic pain for conditions such as shingles and other systemic nerve pain disorders. Notably, the drug concentration of urcosimod used in this study was identical to that used in mouse models of DED that demonstrated ocular anti-inflammatory activity. Urcosimod had no neurotoxic effect and did not affect the corneal epithelial integrity.

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Based on the success of the animal model experiments, we concluded that urcosimod has the potential to address both the increased inflammatory cytokines resulting from tear film imbalance as well as heightened neurosensory abnormalities through peripheral corneal nerve damage. Consequently, we believe that urcosimod has the potential to treat neuropathic corneal pain.

On July 28, 2023, we announced an agreement with Tufts Medical Center to conduct a 40-patient open-label clinical trial evaluating the efficacy and safety of urcosimod in subjects with neuropathic corneal pain (“NCP”). The Investigational New Drug (“IND”) application for NCP was planned to be filed in Q4 of 2023, with study enrollment planned to commence after IND allowance by the FDA.

On October 9, 2023, we announced the filing of the IND with the FDA for the development of urcosimod to treat NCP. The NCP trial, designed as a single-center trial, was planned to be conducted at Tufts Medical Center with Professor Pedram Hamrah, MD, a leading expert in NCP, serving as Principal Investigator of the study. The trial, once started, was anticipated to take 6-9 months to conduct, and was anticipated to have a minor budgetary impact, with a total cost for the trial, including cost of drug manufacture and formulation, amounting to under $2 million.

On February 9, 2024, we announced that the U.S. Food and Drug Administration (FDA) had cleared urcosimod as its first Investigational New Drug (IND) application for the treatment of NCP. Notably, our initial IND submission to FDA proposed an open-label design for the clinical trial. Based on positive feedback from FDA, the Phase 2 study was now altered to be a single-center, double-masked, randomized, 12-week placebo-controlled trial comparing urcosimod to placebo in NCP patients. A total of 48 patients were planned for the study, with NCP disease confirmed via confocal microscopy. The primary endpoint was designated to be the measure of VAS pain relief scores. These protocol changes would thus enable a statistically valid demonstration of a true drug effect of urcosimod on NCP symptoms.

On October 23, 2024, we announced that the first patient had been dosed in the Phase 2 trial of topical ocular urcosimod to treat NCP. The Phase 2 study is designed as a double-masked, randomized, 12-week placebo-controlled trial in NCP patients. A total of 48 patients were planned to enroll for the study, with NCP disease confirmed via confocal microscopy. The urcosimod trial was designed as a single-center trial and was to be led by Pedram Hamrah, MD, of Tufts Medical Center, as Principal Investigator. Dr. Hamrah is Professor and Vice Chair of Research and Academic Programs, and Director of the Center for Translational Ocular Immunology at Tufts Medical Center. He is one of the world’s foremost experts on NCP and treats patients with ocular pain from across the United States and worldwide.

On February 12, 2025, we announced that our lead drug candidate, OK-101, was officially assigned the United States Adopted Name (USAN) “urcosimod.” The USAN suffix “-mod” in urcosimod denotes its classification as a modulator of key inflammatory and neuropathic pathways, critical to addressing ocular conditions such as neuropathic corneal pain (NCP) and dry eye disease (DED). The USAN program, jointly managed by the American Medical Association (AMA), the United States Pharmacopeial Convention (USP), and the American Pharmacists Association (AphA), assigns unique nonproprietary names to pharmaceutical substances to ensure clarity in medical communication.

On March 31, 2025, we announced successfully establishing that urcosimod has been shown to be stable for over two and a half years in single-use ampoules used for administration of the drug to patients. Commercial marketing of ophthalmic drugs for ocular conditions which typically utilizes small plastic bottles has seen an increasing utilization of single-use ampoules by patients for ocular conditions such as DED, for ease of use, and for minimizing concerns regarding potential loss of sterility with use of plastic bottles for daily administration of drug over extended periods of weeks and months.

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On April 30, 2025, we announced plans to accelerate the clinical development of urcosimod to treat NCP through the analysis of its data following an early closure of the Phase 2 trial. This Phase 2 trial of urcosimod to treat NCP was being conducted at a single trial site at Tufts Medical Center in Boston, MA. The decision to close the trial with 17 patients having presently completed the study was due to our strong desire to immediately interrogate the currently masked data by unmasking the data set. We announced that analysis of the data from these patients, with the closing of this trial, should take no longer than 6 weeks. This decision to close the trial would also enable us to significantly cut the time to our requesting an end-of-phase 2 meeting with FDA to cover plans for the drug’s further clinical development. Notably, a number of patients who completed the trial requested compassionate use of urcosimod which we are seeking to arrange with Tufts Medical Center, subject to the necessary FDA consents.

On May 1, 2025, we announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to urcosimod for the treatment of neuropathic corneal pain (NCP). Fast Track designation by the FDA is granted to facilitate the development and expedite the review of therapies that aim to treat serious conditions and fulfill unmet medical needs. This designation is intended to accelerate the availability of new treatments to patients, providing earlier access to potentially beneficial therapies. The Fast Track designation provides several key benefits, including more frequent meetings with the FDA to discuss the drug’s development plan, eligibility for Accelerated Approval and Priority Review if relevant criteria are met, and a potential Rolling Review of the New Drug Application (NDA).

On July 16, 2025, we announced results from the 18-patient Phase 2 trial of urcosimod to treat NCP patients. This randomized, double-masked, placebo-controlled, Phase 2 Proof-of-Concept trial of urcosimod to treat NCP was conducted at a single trial site at Tufts Medical Center in Boston, MA, with Pedram Hamrah, M.D., a leading expert in NCP, as Principal Investigator. An important point to remember regarding analysis of the data from the trial was that the trial was specifically designed with the intent of enrolling 48 patients, needed to power the trial for statistically significant p values against placebo in the study. OKYO announced in April (see April 30, 2025 paragraph above) the decision to stop the trial after only 18 patients had completed the trial, in the interest of breaking the database code so that a determination could be immediately made in the unmasked database of whether considerable reductions in a number of VAS scores were due to patients on drug. This trial was thus an effort to immediately demonstrate a clear drug effect for urcosimod to treat NCP; in the process, sacrificing the opportunity to obtain statistical significance against placebo in the trial. The additional advantage of this strategy was to save the roughly 6-8 months needed to enroll the remaining 30 patients in order to get to the major purpose of the trial – demonstrating urcosimod’s potential to benefit patients with NCP.

What follows is a detailed description of the results from this Phase2 trial:

The Primary Objective of this Phase 2 trial was assessing the efficacy of the two doses of OK-101 (0.05% and 0.1%) in comparison to placebo in reducing symptoms of neuropathic corneal pain, as measured by the mean change from baseline in the Visual Analog Scale (VAS) scores from Visit 1 (Day 0) through the end of treatment at Visit 4 (Week 12). The VAS scale used in the trial is a scale from 0 to 10, where 0 = no pain and 10 = worst imaginable pain.

The study enrolled 18 patients at a single site (Tufts Medical Center in Boston, MA) with 17 patients completing the study. One patient was withdrawn due to a medical reason not related to drug. Subjects were randomized in a 1:1:1 ratio to receive topical delivery to the eye of 0.05% urcosimod, or 0.1% urcosimod, or placebo, four times daily for 12 weeks.

TOP-LINE DATA

For the per-protocol population, the change in mean pain score was 5.5 in the 0.05% urcosimod group (n = 4) and 2.75 in the placebo group (n =4), reflecting a 2.75 delta difference between drug and placebo following the 12-week treatment period. Notably, 75% of patients treated with 0.05% urcosimod in this group achieved greater than 80% improvement in pain severity based on VAS scores. Urcosimod (0.05%) demonstrated a marked reduction in pain scores as early as Week 4, with a mean change of 5.25 compared to 3.0 in placebo group. Moreover, for the 0.05% urcosimod group a statistically significant reduction in mean pain scores was observed from Visit 1 to the end of treatment Visit 4 (p-value = 0.025). The placebo group also showed a statistically significant improvement from baseline (Visit 1) to the final visit (Visit 4), with a p-value = 0.035. However, mean improvement seen in the placebo group was only half what was seen for the 0.05% urcosimod group (2.75 vs 5.5). Moreover, for the placebo group’s reduction from Visit 1 to the end of treatment Visit 4, 75% of those patients had only mild to borderline moderate NCP pain scores (0-4 on the scale of 0-10) at baseline. In contrast, all the patients in the 0.05% urcosimod group had moderate to severe NCP pain scores (5-9 on the scale of 0-10), indicating a more challenging baseline condition. While the between-group difference in the per-protocol population did not reach statistical significance (p = 0.07), the 0.05% urcosimod group demonstrated a consistent numerical advantage over placebo. These results, alongside consistent trends observed across time points, strongly support continued evaluation of urcosimod for treatment of the NCP indication.

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In the intent-to-treat population, 67% of patients in the 0.05% urcosimod group (n =6) demonstrated greater than 50% improvement in pain, as measured by VAS scores, compared to 33% in the placebo group (n = 6). The mean reduction in pain severity from baseline (Visit 1) to end of treatment (Visit 4), measured by VAS, was 4.2 in the 0.05% urcosimod group and 2.5 in the placebo group. The comparison between groups in this population yielded a p-value of 0.2 and therefore did not meet the threshold for statistical significance.

●	The drug-effect size of 0.05% urcosimod when compared to placebo at week 12, using Cohen-d demonstrated a strong treatment effect (Cohen-d value > 1.2). Cohen-d is a standard statistical measure used to assess and compare the effect size of the trial drug relative to the placebo.
●	In line with earlier findings from a previously conducted Phase 2 trial to evaluate urcosimod to treat dry eye disease, results from the 0.1% drug treatment group in this trial also showed less efficacy than the 0.05% drug treatment group.
●	That this observation has now been made in two independent trials, NCP and DED, is a compelling argument that this difference in efficacy observed for the 0.05% and 0.1% doses is real. The Company has an active effort underway to provide an explanation for this difference in efficacy. OKYO is also continuing to evaluate additional data from this trial and plans to present a larger data set from the study after ongoing analyses of the data have been completed.

On July 17, 2025, the Company announced that we received $1.9 million in non-dilutive funding to support ongoing research and development programs. This non-dilutive capital strengthens OKYO Pharma’s ability to execute on its development strategy without impacting existing shareholder equity. The funds would be used to advance key clinical milestones, expand R&D efforts, and build momentum behind urcosimod’s regulatory pathway.

On October 17, 2025, the Company announced it was informed that Panetta Partners Limited, an entity in which Gabriele Cerrone, the Executive Chairman has a beneficial interest, has acquired 210,000 of the Company’s ordinary shares on NASDAQ, bringing his total holding to 10,382,677 shares.

On September 22, 2025, the Company announced plans for the next stage of clinical development for its lead drug candidate, urcosimod, to treat neuropathic corneal pain (NCP). These included the following: 1) Enroll approximately 100 NCP patients across several U.S. clinical sites in a randomized, placebo-controlled, double-masked trial; 2) Identify the optimal registration dose for urcosimod for future Phase 3 trials; 3) Develop a further understanding of urcosimod’s unique micellar drug characteristics.

On December 11, 2025, we announced the results of further analyses of corneal images from the recently completed placebo-controlled, randomized, double-masked, Phase 2 clinical trial of urcosimod to treat patients with neuropathic corneal pain. Patients treated with 0.05% urcosimod demonstrated not only a positive reduction in neuropathic corneal pain, but also favorable changes in corneal nerve structure which were not observed in the placebo group. Data compiled from nerve growth analyses that were an exploratory endpoint in the completed 18-patient trial of urcosimod demonstrated a favorable impact on corneal nerve health. Patients treated with 0.05% urcosimod showed median increases in total nerve fiber count (+2.0, n/0.16 mm², IQR 0.54 to 3.63) and total nerve fiber length (+2.6 mm/mm², IQR 1.55 to 5.67; p = 0.057 vs placebo). In contrast, the placebo group exhibited median decreases in total nerve fiber count (–1.92, n/0.16 mm², IQR –2.79 to –0.04) and total nerve fiber length (–1.63 mm/mm², IQR –3.76 to 0.63).

On January 5, 2026, we announced that effective immediately Robert J. Dempsey has been appointed Chief Executive Officer of OKYO Pharma and an executive Board member of the Board of Directors. Gary S. Jacob, Ph.D. will transition to Chief Development Officer and continue to serve on the Board of Directors. Mr. Dempsey brings more than two decades of global ophthalmology experience, including drug development, commercialization, and value-creating strategic transactions to OKYO. He previously served as Group Vice President and Head of Global Ophthalmology at Shire, prior to its acquisition by Takeda, where he led the divestiture of Xiidra® (lifitegrast ophthalmic solution) 5%, which was one of only three ophthalmology deals in the past twenty years with more than $1 billion upfront. Mr. Dempsey architected and led the successful launch of Xiidra® and brings deep strategic and commercial expertise across ocular surface disease indications, including direct management responsibility and commercial oversight for Restasis® (cyclosporine ophthalmic emulsion) 0.05%. His professional network in the eye care community is broad and well-established, reflecting his service as a CEO and independent director across multiple ophthalmic companies.

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On January 23, 2026, we announced that the U.S. Food and Drug Administration (FDA) approved compassionate use of urcosimod (0.05%) for treatment of neuropathic corneal pain. The FDA authorized a single-patient expanded access (compassionate use) Investigational New Drug (IND) application submitted by Pedram Hamrah, MD, at the University of South Florida, for the use of urcosimod (0.05%) in a patient with neuropathic corneal pain. Under the FDA-authorized expanded access (IND 176297), urcosimod will be provided by OKYO Pharma for use in a patient with severe neuropathic corneal pain who has limited therapeutic options and no FDA-approved treatments available.

On January 28, 2026, we announced that OKYO Pharma held a successful Type C meeting with the Food & Drug Administration (FDA) regarding plans for a Phase 2b/3 human clinical trial of urcosimod for the treatment of neuropathic corneal pain (NCP). Key highlights from the Type C meeting included:

1.	FDA confirmed our approach that the proposed primary endpoint of the Visual Analogue Scale (VAS) pain reduction at Week 12 is clinically meaningful, including explicit acknowledgment that a ≥2-point improvement on the VAS scale represents a meaningful treatment effect.
2.	The Agency provided statistical guidance to enhance robustness, noting that if the statistical analysis plan (SAP) is finalized prior to unmasking and results are strong, the data could provide substantial evidence of effectiveness at a future End-of-Phase 2 meeting.
3.	FDA endorsed the proposed study design, sample size, and powering assumptions, and agreed that the Ocular Pain Assessment Survey (OPAS) is appropriate as supportive quality-of-life evidence.
4.	FDA alignment on the Chemistry, Manufacturing and Controls (CMC) strategy and key clinical elements, with no material issues raised, derisking the pathway to a pivotal trial and supporting potential registration if study results are robust.

Initial Studies with Urcosimod to Treat Dry Eye Disease (DED)

On May 2, 2023, we announced that the first patient has been screened for our Phase 2b, multi-center, randomized, double-blinded, placebo-controlled trial of urcosimod (formerly called OK-101). Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with urcosimod as a Phase 2b clinical trial in DED patients. This trial was conducted in approximately 240 DED patients.

On June 6, 2023, we announced that patients in the ongoing phase 2b trial began dosing in the randomized portion of the phase 2b, multi-center, double-masked, placebo-controlled trial of topical ocular urcosimod to treat DED, following the two-week placebo run-in period intended to minimize the placebo effect.

On September 8, 2023, we announced that we had completed full enrollment of patients in the randomized portion of the Phase 2b multi-center, double-masked, placebo-controlled clinical trial of topical ocular urcosimod to treat DED. A total of 240 patients have been enrolled in this study.

On December 4, 2023, we announced the last patient of the ongoing 240-patient double-blind placebo-controlled phase 2b clinical trial of urcosimod to treat DED had completed the 12-week urcosimod dosing study. In addition, data analysis plans for the trial had been finalized and submitted to FDA for feedback, in anticipation of the database lock, subsequent data analysis, and reporting of top-line findings on urcosimod.

On January 8, 2024, we announced urcosimod successfully achieved statistical significance for both sign and symptom endpoints in its first-in-human phase 2b trial of urcosimod in patients with DED. The double-masked, randomized, placebo-controlled Phase 2 trial was conducted at six sites in the U.S. and enrolled 240 subjects with DED dosed twice-daily (BID). Patients were randomly divided into 3 cohorts, with one of the cohorts dosed with 0.05% urcosimod (n=81), a second with 0.1% urcosimod (n=80), and the third cohort with vehicle (n=79). The duration of a patient’s treatment was 14 weeks, including a 2-week run-in period on placebo, to exclude placebo responders from the study, followed by 12 weeks in the randomized portion of the study.

●	Statistically significant drug effects were observed in FDA-recognized efficacy endpoints as early as the 15-day first visit after dosing. urcosimod demonstrated superiority when compared to placebo across at least two symptoms of DED including burning measured by the Ora Calibra© 4-symptom questionnaire as well as burning/stinging measured by a visual analogue scale as early as Day 15 (p = 0.04 and p=0.03, respectively).

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●	A statistically significant improvement in blurred vision was also achieved at Day 29 (p = 0.01). Urcosimod also demonstrated superiority when compared to placebo in the sign endpoint of total conjunctival staining as measured by the Ora Calibra© Staining Scale as early as Day 29 (p = 0.034).

●	Regarding the safety profile of the drug, urcosimod exhibited placebo-like tolerability with a very low adverse event profile and no drug-related severe ocular TEAEs were seen. Additionally, fewer subjects in the urcosimod treated arm discontinued study medication (2.5%) compared to discontinuations in the placebo treated patients (3.8%).

On March 22, 2024, we announced additional key findings from analyses of the clinical data set from the 240 patient Phase 2, randomized, double-masked, placebo-controlled trial evaluating the safety and efficacy of urcosimod ophthalmic solution in patients with DED.

●	We reported additional urcosimod (0.05%) data, including conjunctival staining measured at Day 85 (p=0.056) demonstrating durability in this sign endpoint.

●	In addition, there were significant improvements in burning/stinging (p = 0.01, 0.006, 0.003 and 0.01 at Days 15, 29, 57 and 85, respectively) and in blurred vision (p = 0.09, 0.01, 0.03 and 0.06 at Days 15, 29, 57 and 85, respectively) which demonstrated sustained improvements throughout the trial.

●	Additional data analyses also showed statistically significant improvement in ocular pain measured by VAS that was durable throughout the trial with p values = 0.03, 0.04 and 0.01 at Days 29, 57 and 85, respectively. Furthermore, urcosimod improved tear film break-up time (TFBUT) as early as Day 15 and the improvement lasted throughout the trial with p values = 0.01, 0.05, 0.02, and 0.03 at Days 15, 29, 57 and 85, respectively.

●	Moreover, data obtained from daily symptom diaries maintained by patients during the trial, commonly referred to as patient-reported outcome data, confirmed several of the DED symptoms also measured in the clinic, exhibiting significant improvements as early as Day 1 through Day 15 for pain, burning/stinging, eye dryness and itching, with p values of 0.01, 0.06, 0.005 and 0.009, respectively.

The clinical data for urcosimod to treat DED was encouraging, however, the decision was made in mid-2024 to switch further clinical development of urcosimod to treat NCP, particularly due to the positive data observed in reduction of ocular pain in the DED trial, as well as the key realization that there is no FDA-approved drug to treat NCP as compared to seven approved drugs presently available on the market to treat DED.

OK-201

On August 6, 2019, we signed a collaborative agreement with Tufts Medical Center, Boston and Pedram Hamrah, MD, Professor of Ophthalmology at Tufts University School of Medicine, Boston, MA to evaluate OKYO’s BAM8-22 analogues, including OK-201, as non-opioid analgesics to suppress corneal neuropathic pain using a mouse ocular pain model developed in Dr. Hamrah’s laboratory.

On April 28, 2021, we announced positive results of OK-201, a non-opioid analgesic drug candidate delivered topically in Dr. Hamrah’s mouse neuropathic corneal pain model, as a potential drug to treat acute and chronic ocular pain. Importantly, OK-201 demonstrated a reduced corneal pain response equivalent to that of gabapentin, a commonly used oral drug for neuropathic pain. These observations demonstrated preclinical ‘proof-of-concept’ for the topical administration of OK-201 as a potential non-opioid analgesic for ocular pain. Current treatments for corneal pain are limited to short term NSAIDs, steroids and oral gabapentin and opioids in severe cases.

Although the results with OK-201 were encouraging, due to subsequent success obtained with urcosimod (see section on urcosimod) in follow-on animal model studies utilizing the same mouse neuropathic corneal pain model as for OK-201, we have decided to maintain this drug candidate at the exploratory level while we focus our primary energy on the urcosimod program to treat NCP and DED, based on urcosimod’s combination of anti-inflammatory and ocular pain-reducing activities in animal models of these conditions.

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Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” before deciding whether to invest in our ordinary shares. These important risks include, but are not limited to, the following:

●	We have only recently committed to our new business and our product candidates are in the early stages of development and it may be some years until we generate revenue, if at all.

●	Our product candidates have not been evaluated in clinical trials and results in the clinic may not be reproduced in human trials.

●	There is a high degree of failure for product candidates as they progress through clinical trials and clinical trial data may be interpreted in varying ways which may delay, limit or prevent future regulatory approvals.

●	The development of pharmaceutical products carries significant risk of failure in early and late stage development programs.

●	We anticipate that we will continue to incur significant losses for the foreseeable future.

●	We will need to spend extensively on further research activities and there can be no guarantee that we will have access to sufficient funds to fully realize our research and development plan or to commercialize any products derived from research activities.

●	Even if we successfully develop a product which shows efficacy in human subjects there remain high barriers to commercial success.

●	We face significant competition from pharmaceutical companies. We have competitors internationally, including major multinational pharmaceutical companies, universities and research institutions. In respect of OK-101 as an indication for the treatment of DED, there are a number of established companies engaged in the development and marketing of preparations addressing the DED market. In addition, there are a wide range of products addressing the DED market currently approved and marketed by a number of large and small pharmaceutical companies.

●	The expiration of certain intellectual property rights or an inability to obtain, maintain or enforce adequate intellectual property rights for products that are marketed or in development may result in additional competition from other third-party products. Third parties may have blocking intellectual property rights which could prevent the sale of products by us or require that compensation be paid to such third parties.

●	Our product candidates could infringe patents and other intellectual property rights of third parties.

●	COVID-19 adversely affected our business, and any new pandemic, epidemic or outbreak of an infectious disease may further adversely affect our business.

●	The changing nature of the relationship of the UK with the EU could impact our ability to operate efficiently in certain jurisdictions or in certain markets.

●	Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize our product candidates and the approval may be for a more narrow indication than we seek.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

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●	Even if we obtain regulatory approval for a product candidate, our product candidates will remain subject to regulatory oversight.

●	Even if we obtain and maintain approval for our product candidates in a major pharmaceutical market such as the United States, we may never obtain approval for our product candidates in other major markets.

●	We may seek a conditional marketing authorization in the United Kingdom and EU for some or all of our current product candidates, but we may not be able to obtain or maintain such designation.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	We are subject to governmental regulation and other legal obligations related to privacy, data protection and data security. Our actual or perceived failure to comply with such obligations could harm our business.

●	We do not know whether an active, liquid and orderly trading market will develop for our ordinary shares or what the market price of our ordinary shares will be. As a result, it may be difficult for ordinary shareholders to sell their ordinary shares.

●	Holders of our ordinary shares may experience substantial dilution upon the exercise of outstanding options and warrants.

●	The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our Ordinary Shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the standard listing of the Main Market of the London Stock Exchange, until May 22, 2023. From May 22, 2023, the principal trading market for our ordinary shares has been the NASDAQ Capital Market.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is OKYO Pharma US, Inc.

“OKYO,” the OKYO logo and other trademarks or service marks of OKYO Pharma Limited appearing in this prospectus are the property of OKYO or our subsidiary. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

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Implications of Being an Emerging Growth Company

We are an EGC as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not EGCs. These exemptions include:

●	the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act, for complying with new or revised accounting standards. As a result, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an EGC until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with FPI status. Even after we no longer qualify as an EGC, as long as we qualify as an FPI under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

FPIs are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an EGC, but remain an FPI, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an EGC nor an FPI.

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RISK FACTORS

Risks Relating to Our Business

Our product candidates are in the early stages of development and it may be some years until we generate revenue, if at all.

Our product candidates urcosimod (formally known as OK-101) and OK-201, are both early in the development stage. Our ability to generate product revenue, which is not expected to occur for several years, if ever, will depend heavily on the successful development of the product candidates, many stages of clinical trials, regulatory approval and eventual commercialization. We currently generate no revenue from sales of any product and may never be able to develop or commercialize a marketable product.

There is a high degree of failure for product candidates as they progress through clinical trials and clinical trial data may be interpreted in varying ways which may delay, limit or prevent future regulatory approvals.

Many companies in the life sciences and biotechnology sector have made significant initial progress only to suffer significant setbacks in later stage clinical trials and there is a high failure rate for product candidates as they proceed through clinical trials. Data obtained from pre-clinical and clinical activities is subject to varying interpretations which may delay, limit or prevent applications for regulatory approvals.

The development of pharmaceutical products carries significant risk of failure in early and late stage development programs.

The development of pharmaceutical products is inherently uncertain, even in late-stage product development programs. There is a high failure rate in the development of pharmaceutical products and there is a substantial risk of adverse, undesirable, unintended or inconclusive results from testing or pre-clinical or clinical trials, which may substantially delay, or halt entirely, or make uneconomic, any further development of our products and may prevent or limit the commercial use of such products.

While the pre-clinical development of urcosimod and initial studies in animal models and humans have been encouraging, the scope of these studies is limited, and significant risks exist that urcosimod may never progress to a commercially viable product. Laboratory studies in animal models carry the risk that similar results may not be seen or reproduced in future tests and trials, and there can be no guarantee that a successful test in a mouse or other animal model will be capable of being reproduced in a human clinical trial. Small scale trials and the results thereof, can be misleading as to efficacy, safety and other findings, as the outcome may be influenced by laboratory or demographic factors and not due to the chemistry or biological effect of the drug candidate being evaluated. Larger scale trials often fail to produce the same positive results seen in small scale trials for a variety of reasons and clinical trials in humans frequently fail to reproduce efficacy seen in animal trials in the laboratory. Failure can often result after significant sums have been expended on research and often where initial trial results (both in animals and in humans) have shown very encouraging results.

Management intends to continue to conduct laboratory and pre-clinical trials to establish safety and efficacy of our products. Due to the inherent risks involved in developing pharmaceutical products, there is a risk that some or all of our products will not ultimately be successfully developed or launched. In addition, our clinical trials may fail to show the desired safety and efficacy. Successful completion of one stage of development of a pharmaceutical product does not ensure that subsequent stages of development will be successful. Our inability to market any of our products currently under development would adversely affect our business and financial condition.

Any commercial development of urcosimod is highly dependent on a number of factors, including:

●	the successful conduct of further human trials in the initial indications of neuropathic corneal pain (NCP) and any other indications considered;

●	receipt of marketing approvals for urcosimod in the United States and other jurisdictions where separate approval is required and where we subsequently choose to market urcosimod;

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●	launching commercial sales of urcosimod, if and when approved;

●	acceptance of urcosimod by patients, the medical community and third-party payers;

●	Urcosimod competing effectively with existing therapies and in particular with established products addressing the same clinical needs;

●	Urcosimod influencing the treatment guidelines in relevant territories; and

●	further clinical trials to provide additional data to support commercialization of urcosimod and to permit wider label claims.

If any of these milestones are not met, our business, financial condition, prospects and results of operations could be materially adversely affected.

Risks Related to Our Financial Position and Need for Capital.

We will need to raise substantial additional capital to develop and commercialize our product candidates and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

As of September 30, 2025, our cash and cash equivalents balance was approximately $4.2 million. Due to our recurring losses from operations and the expectation that we will continue to incur losses in the future, we will be required to raise additional capital to complete the development and commercialization of our current product candidates. We have historically relied upon private and public sales of our equity, as well as debt financings to fund our operations. In order to raise additional capital, we may seek to sell additional equity and/or debt securities or obtain a credit facility or other loan, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of our product candidate, restrict our operations or obtain funds by entering into agreements on unfavorable terms. Failure to obtain additional capital at acceptable terms would result in a material and adverse impact on our operations.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

PKF Littlejohn, LLP, our independent registered public accounting firm for the fiscal year ended March 31, 2025, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended March 31, 2025, indicating that our liquidity position post July 2026 raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position by July 2026, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

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We anticipate that we will continue to incur significant losses for the foreseeable future.

The amount of our future net losses will depend, in part, on the rate of our future expenditures, including further research and development activity. The amount of net losses will also depend on our success in developing and commercializing urcosimod and other products that may generate significant revenue. Any failure by us to become and remain profitable could depress the value of our ordinary shares and could impair our ability to expand our business, maintain our research and development efforts, diversify our product offerings or continue our operations.

We will need to spend extensively on further research activities and there can be no guarantee that we will have access to sufficient funds to fully realize our research and development plan or to commercialize any products derived from research activities.

We expect to incur further significant expenses in connection with our ongoing research and development activities in relation to our products, including funding future clinical studies, registration, manufacturing, marketing, sales and distribution. In order to finance fully our strategy, we may require more capital than is available from our existing cash balances.

Access to adequate additional financing, whether through debt financing, an equity capital raise or a suitable partnering transaction may not be available to us on acceptable terms, or at all. If we are unable to raise capital, we could be forced to delay, reduce or eliminate our research and development programs or commercialization efforts. Any additional equity fundraising may be dilutive for our shareholders.

Any of these events could have a material adverse effect on our business financial condition, prospects and results of operation and may lead us to delay, reduce or abandon research and development programs or commercialization of some of our products.

Risks Related to Commercialization of Our Product Candidates

Even if we successfully develop a product which shows efficacy in human subjects there remain high barriers to commercial success

Even if we were to receive regulatory approval for urcosimod or any other products, we may be unable to commercialize them.

There are a number of factors that may inhibit our efforts to commercialize urcosimod or any other products on our own, including:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to or persuade adequate numbers of potential practitioners to prescribe any future products;

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization;

●	costs of marketing and promotion above those anticipated by us; and

●	the inability to secure a suitable level of pricing and/or reimbursement approval from the relevant regulatory authorities in the countries we are targeting.

While we may only seek to enter into arrangements with third parties to perform sales and marketing services in non-core territories, any such arrangements could result in our product revenues (or the profitability of such product revenues) being lower than if we were to market and sell the products itself. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or may be unable to do so on terms that are favorable to us. Acceptable third parties may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products, which in turn would have a material adverse effect on our business, prospects, financial condition and results of operations.

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We have also invested and will continue to invest resources into the development of other products, such as OK-201. Even where these products are successfully developed and marketing approval is secured from relevant regulatory authorities, these products might not achieve commercial success. Factors which could limit commercial success of a product include but are not limited to:

●	limited market acceptance or a lack of recognition of the unmet medical need for the product amongst prescribers;

●	new competitor products entering the market;

●	the number and relative efficacy, safety or cost of competitive products;

●	an inability to supply a sufficient amount of the product to meet market demand;

●	insufficient funding being available to market the product adequately;

●	an inability to enforce intellectual property rights, or the existence of third-party intellectual property rights;

●	safety concerns arising pre- or post-launch resulting in negative publicity or product withdrawal or narrowing of the product label and the group of persons who may receive the product;

●	labelling being restricted/narrowed in the future and in the future by regulatory agencies; and

●	refusals by government or other healthcare payors to fund the purchase of the products by healthcare providers at a commercially viable level (or at all) or otherwise to restrict the availability of approved products on other grounds.

If any of the foregoing were to occur, it could materially and adversely affect our business, financial condition, prospects and results of operations.

We face significant competition from pharmaceutical companies. We have competitors internationally, including major multinational pharmaceutical companies, universities and research institutions. With respect to urcosimod for the treatment of DED, there are a number of established companies engaged in the development and marketing of preparations addressing the DED market. In addition, there are a wide range of products addressing the DED market currently approved and marketed by a number of large and small pharmaceutical companies

All of our competitors have substantially greater financial, technical and other resources, such as larger research and development teams, proven marketing and manufacturing organizations and well-established sales forces. Our competitors may succeed in developing, acquiring or licensing drug products that are more effective or less costly than products which we are currently developing or which it may develop.

Established pharmaceutical companies may invest heavily to accelerate the discovery and development of products that could make our products less competitive. In addition, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability or safety in order to overcome price competition and to be commercially successful. Accordingly, our competitors may succeed in obtaining patent protection, receiving approval from the FDA, the European Medicines Agency, or EMA, or that of another relevant regulatory authority or discovering, developing and commercializing pharmaceutical products before we do, which would have a material adverse effect on our business.

The availability and price of our competitors’ products could limit the demand, and the price we are able to charge, for any of our products, if approved for sale. We will not achieve our business plan if acceptance is inhibited by price competition or the reluctance of physicians to switch from existing drug products to our products, or if physicians switch to other new drug products or choose to reserve our products for use in limited circumstances. Competition from lower-cost generic pharmaceuticals may also result in significant reductions in sales volumes or prices for our products, which could materially adversely affect our business, prospects, financial condition and results of operations.

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We are dependent on third party supply, development and manufacturing and clinical service relationships and on single manufacturing sites for certain products. Our business strategy utilizes the expertise and resources of third parties in a number of areas, including the conduct of clinical trials, other product development, manufacture and the protection of our intellectual property rights in various geographical locations. This strategy creates risks for us by placing critical aspects of our business in the hands of third parties whom we may not be able to manage or control adequately and who may not always act in our best interests.

Where we are dependent upon third parties for the development or manufacture of certain products, our ability to procure or manufacture in a manner which complies with regulatory requirements may be constrained, and our ability to develop and deliver such material on a timely and competitive basis may be materially adversely affected, which may impact revenues.

Regulatory requirements for pharmaceutical products tend to make the substitution of suppliers and contractors costly and time-consuming. Alternative suppliers may not be able to manufacture products effectively or obtain the necessary manufacturing licenses from relevant regulatory authorities. The unavailability of adequate commercial quantities, the inability to develop alternative sources, a reduction or interruption in supply of contracted services, or a significant increase in the price of materials and services, could have a material adverse effect on our ability to manufacture and market our products or to fulfill orders from our distributors or licensees, which in turn would have a material adverse impact on our cash flows.

Insurance coverage and reimbursement may be limited, unavailable or may be reduced over time in certain market segments for our products.

Government authorities and third-party payers, such as private health insurers, decide which pharmaceutical products they will cover and the amount of reimbursement. Reimbursement may depend upon a number of factors, including the payer’s determination that use of a product is:

●	a covered benefit under the payor’s health plan;

●	safe, effective and medically necessary;

●	appropriate for the specific patient;

●	cost-effective; and

●	neither experimental nor investigational.

Obtaining coverage and reimbursement approval for a product from a government or other third- party payer is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products.

We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement, or to demonstrate commercial value compared to existing established treatments. Even if we are able to furnish the requested data, there is no guarantee that a third-party payor will cover a product. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

We may, in the future, seek approval to market our products in the UK, EU, the U.S. and in selected other jurisdictions. In the UK and EU, the pricing of prescription pharmaceuticals is subject to national governmental control and pricing negotiations with governmental authorities can, in some circumstances, take several years after obtaining marketing approval for a product. In addition, market acceptance and sales of our products will depend significantly on the availability of adequate coverage and reimbursement from third-party payers and may be affected by existing and future healthcare reform measures.

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The continuing efforts of governments, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce costs of healthcare and/or impose price controls may materially adversely affect our ability to set prices for our products, generate revenues and achieve or maintain profitability. Any reduction in government reimbursement programs may result in a similar reduction in payments from private payers, which may materially adversely affect our business, prospects, financial condition and results of operations.

Risks Related to Our Intellectual Property

The expiration of certain intellectual property rights or an inability to obtain, maintain or enforce adequate intellectual property rights for products that are marketed or in development may result in additional competition from other third-party products. Third parties may have blocking intellectual property rights which could prevent the sale of products by us or require that compensation be paid to such third parties

The extent of our success will, to a significant degree, depend on our ability to establish, maintain, defend and enforce adequate intellectual property rights and to operate without infringing the proprietary or intellectual property rights of third parties. We have been granted, or have in-licensed rights under, a number of key patent families for urcosimod (or other proprietary rights), and patent applications are pending in the UK, U.S., the EU, and certain other jurisdictions. We may develop or acquire further technology or products that are not patentable or otherwise protectable. The strength of patents in the pharmaceutical field involves complex legal and scientific questions and can be uncertain. Patents or other rights might not be granted under any pending or future applications filed or in-licensed by us and any claims allowed might not be sufficiently broad to protect our technologies and products from competition. Competitors may also successfully design around key patents held by us, thereby avoiding a claim of infringement. There is a risk that not all relevant prior art has been identified with respect to any particular patent or patent application and the existence of such prior art may invalidate any patents granted (or result in a patent application not proceeding to grant). Patents or other registerable rights might also be revoked for other reasons after grant. Third parties may challenge the validity, enforceability or scope of any granted patents. Our defense of our proprietary rights could involve substantial costs (even if successful) and could result in declarations of invalidity or significantly narrow the scope of those rights, limiting their value.

Competitors may have filed applications or been granted patents, or obtained additional patents and proprietary rights, which relate to and could be infringed by our products. An adverse outcome with respect to third party rights such as claims of infringement of patents or third-party proprietary rights by us could subject us to significant liabilities or require us to obtain a license for the continued use of the affected rights, which may not be available on acceptable terms or at all, or require us to cease commercialization and development efforts, or the sale of the relevant products, in whole or in part in the relevant jurisdictions.

We could be subject to claims for compensation by third parties claiming an ownership interest in the intellectual property rights relating to a commercially successful product. This may include claims from employee inventors in territories which permit such claims even where we own the intellectual property rights in question. Any such failure to defend our proprietary intellectual property could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to obtain, maintain, defend or enforce the intellectual property rights covering our products

To date, we have had certain patents licensed to us in jurisdictions we consider to be important to our business. However, we cannot predict:

●	the degree and range of protection any patents will afford against competitors and competing technologies, including whether third parties will find ways to invalidate or otherwise circumvent the patents by developing a competitive product that falls outside its scope;

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●	if, or when any patents will be granted;

●	that granted patents will not be contested, invalidated or found unenforceable;

●	whether or not others will obtain patents claiming aspects similar to those covered by the Company’s patents and patent applications;

●	whether we will need to initiate litigation or administrative proceedings, or whether such litigation or proceedings will be initiated by third parties against us, which may be costly and time consuming; and

●	whether third parties will claim that our technology infringes upon their rights.

While we believe that we have novel composition of matter on the urcosimod peptide and novel methods of its use in treating either NCP or DED, we cannot be sure that these patent applications will issue as patents. Each patent office has different patentability requirements, but we believe that the license patent applications contain patentable subject matter. The process for issuance of a patent involves correspondence with each local patent office in the jurisdictions in which the patent application is filed. That process, patent prosecution, involves a discussion of any relevant prior art and typically a discussion of the scope of the claims. The patent prosecution process can take several years depending on the jurisdiction and is not in the control of the patent owner, but in the control of the local patent office. We cannot be sure the outcome of the patent prosecution will be successful and result in issued patents.

Patent protection is of importance to us in maintaining our competitive position in our planned product lines and a failure to obtain or retain adequate protection could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to prevent disclosure of our trade secrets, know-how or other proprietary information.

We rely on trade secret protection to protect our interests in proprietary know-how and in processes for which patents are difficult to obtain or enforce. If we are unable to protect our trade secrets adequately the value of our technology and products could be significantly diminished. Furthermore, our employees, consultants, contract personnel or third-party partners, either accidentally or through willful misconduct, may cause serious damage to our programs and/or our strategy by disclosing confidential information to third parties. It is also possible that confidential information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Any disclosure of confidential data into the public domain or to third parties could allow third parties to access confidential information and use it in competition with us. In addition, others may independently discover the confidential information. Any action to enforce our rights against any misappropriation or unauthorized use and/or disclosure of confidential information is likely to be time-consuming and expensive, and may ultimately be unsuccessful, or may result in a remedy that is not commercially valuable. Any such loss of confidential information or failure to enforce our rights in relation to such confidential information, or unsatisfactory outcome of any related litigation could have a material adverse effect on our business, prospects, financial condition or results of operation.

Our product candidates could infringe patents and other intellectual property rights of third parties.

Our commercial success depends upon our ability, and the ability of any third party with which we may partner to develop, manufacture, market and sell our products and use our patent- protected technologies without infringing the patents of third parties.

Our products may infringe or may be alleged to infringe existing patents or patents that may be granted in the future which may result in costly litigation and could result in our having to pay substantial damages or limit our ability to commercialize our products.

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Because some patent applications in Europe, the U.S. and many foreign jurisdictions may be maintained in secrecy until the patents are issued, patent applications in such jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries. Accordingly, we cannot be certain that others have not filed patents that may cover our technologies, our products or the use of our products. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use of our products. As a result, we may become party to, or threatened with, future adversarial proceedings or litigation regarding patents with respect to our products and technology.

If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. If we are found to infringe a third party’s patent, we could be required to obtain a license from such third party to continue developing and marketing our products and technology or we may elect to enter into such a license in order to settle litigation or in order to resolve disputes prior to litigation. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we are able to obtain a license, it could be non- exclusive, thereby giving our competitors access to the same technologies that are licensed to us and could require us to make substantial royalty payments. We could also be forced, including by court order, to cease commercializing the infringing technology or products. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similarly negative impact on our business.

Any such claims are likely to be expensive to defend, and some of our competitors may be able to sustain the costs of complex patent litigation more effectively than us because they have substantially greater resources. Moreover, even if we are successful in defending any infringement proceedings, we may incur substantial costs and divert management’s time and attention in doing so, which could materially adversely affect our business, prospects, results of operations or financial condition.

Risks Related to Our Operations

Risks relating to managing growth, employee matters and other risks relating to our business

Growth may place significant demands on our management and resources. We expect to experience growth in the number of our employees and the scope of our operations in connection with the continued development and, in due course, the potential commercialization of our products.

This potential growth will place a significant strain on our management and operations, and we may have difficulty managing this future potential growth.

We are highly dependent on our current executive officers and their services are critical to the successful implementation of our product development and regulatory strategies. While suitable contracts of employment and consultancy agreements are in place, including six to 12 months’ notice periods for all executive officers, they may give notice to terminate their employment or services with us at any time. The loss of the services of any of our executive officers and our inability to find suitable replacements could harm our business, prospects, financial condition, results of operations and ability to achieve the successful development or commercialization of our products.

Challenges in identifying and retaining key personnel could impair our ability to conduct and grow our operations effectively. Our ability to compete in the highly competitive pharmaceutical industry depends upon our ability to attract and retain highly qualified management and sales teams. We are intending to recruit our own commercial team and expand our existing central infrastructure team. Many of the other pharmaceutical companies and academic institutions that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. We might not be able to attract or retain these key people on conditions that are economically feasible. Our inability to attract and retain these key people could have a material adverse effect on our business, prospects, financial conditions and results of operation.

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We may become subject to product liability claims.

We face an inherent risk of product liability and associated adverse publicity as a result of the clinical testing of our products and sales of our products once marketing approval is received from relevant regulatory authorities.

Criminal or civil proceedings might be filed against us by any study subjects, patients, relevant regulatory authorities, pharmaceutical companies, and any other third party using or marketing our products. Any such product liability claims may include allegations of defects in manufacturing or design, negligence, strict liability, a breach of warranties and a failure to warn of dangers inherent in the product.

If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products, if approved. Even if we successfully defend ourselves against such product liability claims it could require significant financial and management resources. Regardless of the merits or eventual outcome, product liability claims may result in:

●	decreased demand for our products due to negative public perception;

●	injury to our reputation;

●	withdrawal of clinical study participants or difficulties in recruiting new study participants;

●	initiation of investigations by regulators;

●	costs to defend or settle the related litigation;

●	diversion of management’s time and our resources;

●	substantial monetary awards to patients, study participants or subjects;

●	product recalls, withdrawals or labelling, marketing or promotional restrictions;

●	loss of revenues from product sales; or

●	the inability to commercialize any of our products, if approved.

Although we will maintain levels of insurance customary for our sector to cover our current and future business operations, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. In such cases, we would have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

If we or our partners, licensees and subcontractors were unable to obtain and maintain appropriate insurance coverage at an acceptable cost, or to protect ourselves in any way against actions for damages, this would seriously affect the marketing of our products and, more generally, be detrimental to our business, prospects, results of operations or financial condition.

Our employees, contractors, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards.

We are exposed to the risk of employees, independent contractors, principal investigators, consultants, commercial partners or vendors engaging in fraud or other misconduct. Misconduct could include intentional failures to comply with FDA or EMA regulations or those of other relevant regulatory authorities, to provide accurate information to the FDA, EMA or other relevant regulatory authorities, or to comply with manufacturing standards we have established.

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In particular, sales, marketing and business arrangements in the life sciences and biotechnology sector are subject to extensive laws and regulations intended to prevent fraud, misconduct, bribery and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.

Employee misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental or relevant regulatory authority investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, and our reputation.

We may be vulnerable to disruptions of information technology systems or breaches of data security. We are dependent on information technology systems and infrastructure to operate our business. In the ordinary course of our business, we collect, store and transmit confidential information, including intellectual property, proprietary business information and personal information. It is important that we do so in a secure manner to maintain confidentiality and integrity of such confidential information. Any failure to do so could adversely affect our business, prospects, results of operation or financial condition.

The relationship of the UK with the EU could impact our ability to operate efficiently in certain jurisdictions or in certain markets.

The UK formally exited the EU on January 31, 2020, which is commonly known as Brexit. Under the terms of its departure, the UK entered a transition period during which it continued to follow all EU rules until December 31, 2020, or the Transition Period. On December 30, 2020, the UK and EU signed the Trade and Cooperation Agreement, which includes an agreement on free trade between the two parties.

The post-Brexit agreement of the Windsor Framework between the UK and the EU in 2023 set out new arrangements relating to the supply of medicines from Great Britain to Northern Ireland.

The Windsor Framework provided that medicinal products that previously had to be authorised across the EU and Northern Ireland by the European Commission (on the recommendation of the European Medicines Agency) would, from 1 January 2025, instead be authorised by the UK’s Medicines and Healthcare products Regulatory Agency (MHRA).

On 29 July 2024, the UK Government laid before Parliament the 2024 Regulations in order to implement these changes in the UK. The 2024 Regulations will amend the Human Medicines Regulations 2012 and come into force on 1 January 2025. The new arrangements will better reflect the fact that the vast majority of medicines on the Northern Ireland market come from Great Britain and ensure that medicines can be approved by the MHRA for marketing on a UK-wide basis.

From 1 January 2025, new medicines for the UK market will be authorised by the MHRA and will be supplied with a single licence in singular packaging for the whole of the UK. These products will only be marketable in the UK (England, Wales, Scotland, and Northern Ireland), and will not be available for the market in Ireland, or elsewhere in the EU.

Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent us from, or delay commercialization of, product candidates in the UK and/or the EEA and restrict our ability to generate revenue and achieve and sustain profitability.

Further, the UK’s withdrawal from the EU has resulted in the relocation of the EMA from the UK to the Netherlands. This relocation has caused, and may continue to cause, disruption in the administrative and medical scientific links between the EMA and the UK Medicines and Healthcare Products Regulatory Agency, including delays in granting clinical trial authorization or marketing authorization, disruption of importation and export of medical devices, active substance and other components of new drug formulations, and disruption of the supply chain for clinical trial product and final authorized formulations. The cumulative effects of the disruption to the regulatory framework may add considerably to the development lead time to marketing authorization and commercialization of product candidates in the EU and/or the UK.

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Risks Related to Government Regulation

Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize our product candidates and whether the approval may be for a narrower indication than we seek.

We cannot commercialize a product candidate until the appropriate regulatory authorities have reviewed and approved the product candidate. The FDA must review and approve any new pharmaceutical product before it can be marketed and sold in the United States. The FDA regulatory review and approval process, which includes evaluation of preclinical studies and clinical trials of a product candidate and proposed labeling, as well as the evaluation of the manufacturing process and manufacturers’ facilities, all of which is lengthy, expensive and uncertain. To obtain approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that the product candidate is both safe and effective for each indication where approval is sought. Even if our product candidates meet the FDA’s safety and effectiveness endpoints in clinical trials, the FDA may not complete their review processes in a timely manner, or we may not be able to obtain regulatory approval. The FDA has substantial discretion in the review and approval process and may refuse to file our application for substantive review or may determine after review of our data that our application is insufficient to allow approval of our product candidates. The FDA may require that we conduct additional preclinical studies, clinical trials or manufacturing validation studies and submit that data before it will reconsider our application. Additional delays may result if an FDA Advisory Committee or other regulatory authority recommends non-approval or restrictions on approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory authority policy during the period of product development, clinical trials and the review process.

The FDA, EMA or other regulatory authorities also may approve a product candidate for more limited indications than requested or may impose significant limitations in the form of narrow indications, warnings or a risk evaluation and mitigation strategy, or REMS. These regulatory authorities may require precautions or contraindications with respect to conditions of use or may grant approval subject to the performance of costly post-marketing clinical trials. In addition, the FDA, EMA or other regulatory authorities may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Any of the foregoing scenarios could harm the commercial prospects for our product candidates and negatively impact our business, financial condition, results of operations and prospects.

Delays in obtaining regulatory approval of our manufacturing process and facility or disruptions in our manufacturing process may delay or disrupt our product development and commercialization efforts.

We do not currently operate manufacturing facilities for clinical or commercial production of our product candidates. Before we can begin to commercially manufacture our product candidates, whether in a third-party facility or in our own facility, if and when established, we must obtain regulatory approval from the FDA for our manufacturing process and facility. A manufacturing authorization must also be obtained from the appropriate European Union and UK regulatory authorities and from other foreign regulatory authorities, as applicable. In order to obtain approval, we will need to ensure that all of our processes, methods and equipment are compliant with Current Good Manufacturing Practice (‘cGMP’), and perform extensive audits of vendors, contract laboratories and suppliers. If any of our vendors, contract laboratories or suppliers are found to be non-compliant with cGMP, we may experience delays or disruptions in manufacturing while we work with these third parties to remedy the violation or while we work to identify suitable replacement vendors. The cGMP requirements govern quality control of the manufacturing process and documentation policies and procedures. In complying with cGMP, we will be obligated to expend time, money and effort in production, record keeping and quality control to assure that the product meets applicable specifications and other requirements. If we fail to comply with these requirements, we would be subject to possible regulatory action and may not be permitted to sell any product candidate that we may develop.

If we or our third-party manufacturers fail to comply with applicable cGMP regulations, the FDA, EMA and other regulatory authorities can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new product candidate or suspension or revocation of a pre-existing approval. Such an occurrence may cause our business, financial condition, results of operations and prospects to be harmed.

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Additionally, if the supply of our products from our third-party manufacturers to us is interrupted for any reason, including due to regulatory requirements or actions (including recalls), adverse financial developments at or affecting the supplier, failure by the supplier to comply with cGMP requirements, contamination, business interruptions or labor shortages or disputes, there could be a significant disruption in commercial supply of our products. We do not currently have a backup manufacturer of our product candidate supply for clinical trials or commercial sale. An alternative manufacturer would need to be qualified through a supplement to its regulatory filing, which could result in further delays. The regulatory authorities also may require additional clinical trials if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and could result in a delay in our desired clinical and commercial timelines.

If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate products for relatively small patient populations as orphan drugs. Under the Orphan Drug Act of 1983, the FDA may designate a product candidate as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as having a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 people in the European Union. Additionally, orphan drug designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biologic product. In the European Union, orphan drug designation entitles a party to a number of incentives, such as protocol assistance and scientific advice specifically for designated orphan medicines, and potential fee reductions depending on the status of the sponsor.

The designation as an orphan product does not guarantee that any regulatory agency will accelerate regulatory review of, or ultimately approve, that product candidate, nor does it limit the ability of any regulatory agency to grant orphan drug designation to product candidates of other companies that treat the same indications as our product candidates prior to our product candidates receiving exclusive marketing approval.

Generally, if a product candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or the EMA from approving another marketing application for a product that constitutes the same drug treating the same indication for that marketing exclusivity period, except in limited circumstances. If another sponsor receives such approval before we do (regardless of our orphan drug designation), we will be precluded from receiving marketing approval for our product for the applicable exclusivity period. The applicable period is seven years in the United States and 10 years in the European Union. The exclusivity period in the European Union can be reduced to six years if a product no longer meets the criteria for orphan drug designation or if the product is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be revoked if any regulatory agency determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

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Even if we obtain orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs can be approved for the same condition. In the United States, even after an orphan drug is approved, the FDA may subsequently approve another drug for the same condition if the FDA concludes that the latter drug is not the same drug or is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In the European Union, marketing authorization may be granted to a similar medicinal product for the same orphan indication if:

●	the second applicant can establish in its application that its medicinal product, although similar to the orphan medicinal product already authorized, is safer, more effective or otherwise clinically superior;

●	the holder of the marketing authorization for the original orphan medicinal product consents to a second orphan medicinal product application; or

●	the holder of the marketing authorization for the original orphan medicinal product cannot supply sufficient quantities of orphan medicinal product.

Even if we obtain regulatory approval for a product candidate, our product candidates will remain subject to regulatory oversight.

Even if we obtain regulatory approval for our product candidates, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information. Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the quality, safety and clinical effectiveness of the product.

Some of our product candidates are classified as biologics in the United States, and therefore, can only be sold if we obtain a biologics license application, or BLA, from the FDA. The holder of an approved BLA also must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. In addition, the holder of an approved BLA must comply with the FDA’s advertising and promotion requirements, such as those related to the prohibition on promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”). Advertising and promotional materials must comply with FDA rules and are subject to FDA review, in addition to other potentially applicable federal and state laws.

In addition, product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP requirements and adherence to commitments made in an NDA or foreign marketing application. If we, or a regulatory authority, discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured or if a regulatory authority disagrees with the promotion, marketing or labeling of that product, a regulatory authority may impose restrictions relative to that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements following approval of our product candidates, a regulatory or enforcement authority may:

●	issue a warning letter asserting that we are in violation of the law;

●	seek an injunction or impose administrative, civil or criminal penalties or monetary fines;

●	suspend or withdraw regulatory approval;

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●	suspend any ongoing clinical trials;

●	refuse to approve a pending NDA or comparable foreign marketing application (or any supplements thereto) submitted by us or our strategic partners;

●	restrict the marketing or manufacturing of the product;

●	seize or detain the product or otherwise require the withdrawal of the product from the market;

●	refuse to permit the import or export of the product; or

●	refuse to allow us to enter into supply contracts, including government contracts.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and adversely affect our business, financial condition, results of operations and prospects.

In addition, the FDA’s policies, and those of the EMA and other regulatory authorities, may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would negatively impact our business, financial condition, results of operations and prospects.

Even if we obtain and maintain approval for our product candidates in a major pharmaceutical market such as the United States, we may never obtain approval for our product candidates in other major markets.

In order to market any products in a country or territory, we must establish and comply with numerous and varying regulatory requirements of such countries or territories regarding safety and effectiveness. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking regulatory approvals in all major markets could result in significant delays, difficulties and costs for us and may require additional preclinical studies or clinical trials, which would be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our product candidates in those countries. For example, in many jurisdictions outside of the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products would also be subject to approval. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries. We currently do not have any product candidates approved for sale in any jurisdiction, whether in the United States, the European Union or any other international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be compromised.

We may seek a conditional marketing authorization in the European Union for some or all of our current product candidates, but we may not be able to obtain or maintain such designation.

As part of its marketing authorization process, the EMA may grant marketing authorizations for certain categories of medicinal products on the basis of less complete data than is normally required, when doing so may meet unmet medical needs of patients and serve the interest of public health. In such cases, it is possible for the Committee for Medicinal Products for Human Use, or CHMP, to recommend the granting of a marketing authorization, subject to certain specific obligations to be reviewed annually, which is referred to as a conditional marketing authorization.

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This may apply to medicinal products for human use that fall under the jurisdiction of the EMA, including those that aim at the treatment, the prevention, or the medical diagnosis of seriously debilitating or life-threatening diseases and those designated as orphan medicinal products.

A conditional marketing authorization may be granted when the CHMP finds that, although comprehensive clinical data referring to the safety and therapeutic utility of the medicinal product have not been supplied, all the following requirements are met:

●	the risk-benefit balance of the medicinal product is positive;

●	it is likely that the applicant will be in a position to provide the comprehensive clinical data;

●	unmet medical needs will be fulfilled; and

●	the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data is still required.

The granting of a conditional marketing authorization is restricted to situations in which only the clinical part of the application is not yet fully complete. Incomplete preclinical or quality data may only be accepted if duly justified and only in the case of a product intended to be used in emergency situations in response to public health threats. Conditional marketing authorizations are valid for one year, on a renewable basis. The holder will be required to complete ongoing trials or to conduct new trials with a view to confirming that the benefit-risk balance is positive. In addition, specific obligations may be imposed in relation to the collection of pharmacovigilance data.

Granting a conditional marketing authorization allows medicines to reach patients with unmet medical needs earlier than might otherwise be the case and will ensure that additional data on a product is generated, submitted, assessed and acted upon.

Healthcare legislative reform measures may have a negative impact on our business and results of operations.

In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidates for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, changed the way Medicare covers and pays for pharmaceutical products. The MMA expanded Medicare coverage for outpatient drug purchases by adding a new Medicare Part D program and introduced a new reimbursement methodology based on average sales prices for Medicare Part B physician-administered drugs. In addition, the MMA authorized Medicare Part D prescription drug plans to limit the number of drugs that will be covered in any therapeutic class in their formularies. The MMA’s cost reduction initiatives and other provisions could decrease the coverage and price that we receive for any approved products. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors. Similar regulations or reimbursement policies may be enacted in international markets, which could similarly impact our business.

In March 2010, the Patient Protection and Affordable Care Act (‘PPACA’) (as amended by the Health Care and Education Reconciliation Act of 2010) was passed, which substantially changes the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical industry, it is now known as the Affordable Heathcare Act (“ACA”). The ACA, among other things: (i) addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; (ii) increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations; (iii) establishes annual fees and taxes on manufacturers of certain branded prescription drugs; (iv) expands the availability of lower pricing under the 340B drug pricing program by adding new entities to the program; and (v) establishes a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

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Additional changes that may affect our business include those changes governing enrollment in federal healthcare programs, reimbursement changes, rules regarding prescription drug benefits under the health insurance exchanges and fraud and abuse and enforcement. Continued implementation of the PPACA and the passage of additional laws and regulations may result in the expansion of new programs such as Medicare payment for performance initiatives, and may impact existing government healthcare programs, such as by improving the physician quality reporting system and feedback program.

For each state that does not choose to expand its Medicaid program, there likely will be fewer insured patients overall, which could impact the sales, business and financial condition of manufacturers of branded prescription drugs. Where patients receive insurance coverage under any of the new options made available through the PPACA, manufacturers may be required to pay Medicaid rebates on that resulting drug utilization. The U.S. federal government also has announced delays in the implementation of key provisions of the ACA.

In addition, there have been judicial and congressional challenges to certain aspects of the ACA, and we expect the current administration and Congress will likely continue to seek legislative and regulatory changes, including repeal and replacement of certain provisions of the ACA.

The Trump Administration issued a proposed rule on March 10, 2025 (“Proposed Rule”) amending regulations governing insurance coverages subject to the ACA.

In conjunction with the Proposed Rule, the Centers for Medicare & Medicaid Services (“CMS”) issued a statement explaining that the proposed regulations include “critical and necessary steps to protect people from being enrolled in Marketplace coverage without their knowledge or consent, promote stable and affordable health insurance markets, and ensure taxpayer dollars fund financial assistance only for the people the ACA set out to support.” To support its position, CMS cited a report from the Paragon Health Institute suggesting “4 to 5 million people were improperly enrolled in subsidized ACA coverage in 2024, costing federal taxpayers up to $20 billion.” The impact analysis that accompanies the Proposed Rule shows that the Proposed Rule will reduce enrollment in the ACA plans, reduce the number of people who access premium tax credits and cost-sharing reductions that make coverage more affordable, and limit benefits available to individuals.

2025 Marketplace Integrity and Affordability Proposed Rule issued by CMS on March 10, 2025, aims to reduce improper enrollments in ACA Health Insurance Marketplaces. Key proposals include strengthening income verification, shortening the annual open enrollment period, allowing insurers to deny coverage for unpaid premiums, and excluding DACA recipients from eligibility. These changes, aimed at Plan Year 2026, could reduce enrollment numbers and subsidies.

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The Department of Health and Human Services Office of Inspector General in the US issued final regulations on November 30, 2020 to eliminate safe harbor protection under the anti-kickback statute for drug price reductions that pharmaceutical manufacturers pay to Medicare and Medicaid plan sponsors and their pharmacy benefit managers. The proposal reflects a clear intent to substantially alter many of the current drug discount and services compensation practices among pharmaceutical manufacturers and Medicare and Medicaid managed care organizations and their pharmacy benefit managers. The proposal also reflects a skepticism that current drug discount and compensation practices among manufacturers and pharmacy benefit managers are sufficiently transparent to health plans to ensure that all appropriate cost reductions and value is passed through to health plans and reflected in lower health plans costs and lower premiums for beneficiaries. The Biden Administration delayed the effective date of this rule until January 1, 2023, and a lawsuit initiated by the Pharmaceutical Care Management Administration has challenged this final rule. If the regulation becomes effective it could result in lower prices for pharmaceutical products in general.

The Centers for Medicare and Medicaid Services issued an interim final rule on November 20, 2020 that would tie prices for certain drugs under Medicare Part B to the lowest price for those drugs available in certain countries that are members of the Organization for Economic Co-operation and Development. This “most favored nation” drug pricing rule is also the subject of lawsuits, and a federal court has placed an injunction on the implementation of the rule. This rule, if finalized, could also result in lower prices for pharmaceutical products in general.

The Trump Administration has suggested it will address these regulations as well as drug pricing, health care access, and other health care reform issues. Any further legislative or administrative action to reduce reimbursement or health benefits to beneficiaries under the Medicare or Medicaid program could affect the payment we could collect from the sale of any product in the United States.

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We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

We are subject to stringent and changing privacy laws, regulations and standards as well as contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business or prospects.

We are subject to data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy, security and transmission of personal information.

The legislative and regulatory landscape for privacy and data protection continues to evolve in jurisdictions worldwide, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. Failure to comply with laws, regulations and other obligations governing personal information could result in enforcement actions against us, including fines, imprisonment of company officials and public censure, processing penalties, claims for damages by affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

The EU and UK GDPR applies extraterritorially and implements stringent operational requirements for controllers and processors of personal data. For example, the EU and UK GDPR: (i) require detailed disclosures to data subjects; (ii) require disclosure of the legal basis on which personal data is processed; (iii) make it harder to obtain valid consent for processing; (iv) require the appointment of a data protection officers where sensitive personal data (i.e. health data) is processed on a large scale; (v) provide more robust rights for data subjects; (vi) introduce mandatory data breach notification through the EU and in the UK; (vii) impose additional obligations when contracting with service providers; and (viii) require an appropriate privacy governance framework to be implemented including policies, procedures, training and data audit. The EU GDPR permits Member State derogations for certain issues and, accordingly, we are also subject to EU national laws relating to the processing of certain data such as genetic data, biometric data and data concerning health. Complying with these numerous, complex and often changing regulations is expensive and difficult. Failure by us, or our partners or service providers, to comply with the EU and/or UK GDPR could result in regulatory investigations, enforcement notices and/ or fines of up to the higher of 20,000,000 Euros/17,500,000 GBP or up to 4% of our total worldwide annual turnover. In addition to the foregoing, any breach of privacy laws or data security laws, particularly those resulting in any security incident or breach involving the misappropriation, loss or other unauthorized use or disclosure of sensitive or confidential patient or consumer information, could have a material adverse effect on our business, reputation and financial condition

As a data controller, we are accountable for any third-party data service providers we engage to process personal data on our behalf. We attempt to address the associated risks by performing security assessments, detailed due diligence and regularly performing privacy and security reviews of its vendors and requiring all such third-party providers with data access to sign agreements, including business associate agreements, and where required under EU or UK law, obligating them to only process data according to our instructions and to take sufficient security measures to protect such data. There is no assurance that these contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, storage and transmission of such information. Any violation of data or security laws by our third-party processors could have a material adverse effect on our business and result in the fines and penalties outlined above. We are also subject to evolving European privacy laws on electronic marketing and cookies.

Further, Brexit and ongoing developments in the United Kingdom have created uncertainty with regard to data protection regulation in the United Kingdom. The UK is also updating its data protection law via the Data (Use and Access) Bill 2025 received Royal Assent in June 2025 and will, when fully implemented, update and modernise the UK’s digital information framework. Its stated aims are to foster innovation and economic growth, and to simplify compliance for organisations, while maintaining robust protections for individuals and their rights. The UK Ggovernment will bring the DUAA’s provisions into force in stages, between June 2025 and June 2026. The DUAA introduces changes that will have direct and practical implications for all data controllers, or effectively any organisation or entity that processes personal data.

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Privacy and data security requirements are also either in place or underway in the United States. There are a broad variety of data protection laws that may be applicable to our activities, and a range of enforcement agencies at both the state and federal levels that can review companies for privacy and data security concerns based on general consumer protection laws. The Federal Trade Commission and state attorneys general can all be aggressive in reviewing privacy and data security protections for consumers. New laws also are being considered or have been implemented at both the state and federal levels. For example, the California Consumer Privacy Act of 2018, or the CCPA, which became effective on January 1, 2020, requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, provides such individuals with new data privacy rights (including the ability to opt out of certain disclosures of personal information), imposes new operational requirements for covered businesses, provides a private right of action for data breaches and creates a statutory damages framework. Virginia became the second state to adopt a comprehensive privacy legislation on March 2, 2021 with enactment of the Virginia Consumer Data Protection Act. Many other states are considering similar legislation, and a broad range of legislative measures also have been introduced at the federal level. Although there are limited exemptions for clinical trial data under the CCPA, the CCPA and other similar laws could impact our business activities depending on how it is interpreted and exemplifies the vulnerability of our business to the evolving regulatory environment related to personal data.

Additionally, regulations promulgated pursuant to the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended, establish privacy and security standards that limit the use and disclosure of individually identifiable health information, or protected health information, and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. These provisions may be applicable to our business or that of our collaborators, service providers, contractors or consultants. Determining whether protected health information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. If we are unable to properly protect the privacy and security of protected health information, we could be found to have violated these privacy and security laws and/or breached certain contracts with our business partners (including as a business associate). Further, if we fail to comply with applicable privacy laws, such as, to the extent applicable, HIPAA privacy and security standards, we could face significant civil and criminal penalties. In the United States, the Department of Health and Human Services’ and state attorney’s general enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

Given the breadth and depth of changes in data protection obligations, preparing for and complying with the GDPR, CCPA and other similar law requirements are rigorous and time-intensive and require significant resources and a review of our technologies, systems and practices, as well as those of any third-party collaborators, service providers, contractors or consultants that process or transfer personal data. Changes involving the GDPR, CCPA or other laws or regulations associated with the enhanced protection of certain types of sensitive data, such as healthcare data or other personal information from our clinical trials, could require us to change our business practices and put in place additional compliance mechanisms, may interrupt or delay our development, regulatory and commercialization activities and increase our cost of doing business, and could expose us to government enforcement actions, regulatory investigations, private litigation and significant fines, penalties and remediation costs and could have a material adverse effect on our business, financial condition or results of operations. Additionally, any failure by our third-party collaborators, service providers, contractors or consultants to comply with applicable law, regulations or contractual obligations related to data privacy or security could result in proceedings against us by governmental entities or others, fines, reputational harm and other liabilities.

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We may publish privacy policies and other documentation regarding our collection, processing, use and disclosure of personal information and/or other confidential information. Although we endeavor to comply with our published policies and other documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance if our employees or vendors fail to comply with our published policies and documentation. Such failures can subject us to potential foreign, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. Moreover, subjects about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights or failed to comply with data protection laws or applicable privacy notices even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

It is possible that new and existing laws may be interpreted and applied in a manner that is inconsistent with our practices and our efforts to comply with the evolving data protection rules may be unsuccessful. If so, this could result in government-imposed or court–imposed fines, or penalties or orders requiring that we change our practices, which could adversely affect our business. We must devote significant resources to understanding and complying with this changing landscape. Failure to comply with local and foreign laws, including US federal and state laws regarding privacy and security of personal information could expose us to government-imposed fines and penalties under such laws, penalties or orders requiring that we change our practices, claims for damages or other liabilities, regulatory investigations and enforcement actions, litigation and significant costs for remediation, reputational harm, diminished profits and earnings, additional reporting requirements and/or oversight, any of which could adversely affect our business, our results of operations or prospects. We also face a threat of consumer class actions related to these laws and the overall protection of personal data. Even if we are not determined to have violated these laws, government or court investigations into these issues typically require the expenditure of significant resources and generate negative publicity. Any of the foregoing could have a materially adverse effect on our reputation and our business, financial condition, results of operations or prospects.

We are subject to the U.K. Bribery Act, the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing our operations.

Our operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010, or the U.K. Bribery Act, the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA, the U.S. domestic bribery statute contained in 18 §201, the U.S. Travel Act 1961, and other anti-corruption laws that apply in countries where we do business. The U.K. Bribery Act 2010, the FCPA and these other laws generally prohibit us and our employees and intermediaries from authorizing, promising, offering, or providing, directly or indirectly, improper or prohibited payments, or anything else of value, to government officials or other persons to obtain or retain business or gain some other business advantage. Under the U.K. Bribery Act 2010, we may also be liable for failing to prevent a person associated with us from committing a bribery offense. We and our commercial partners operate in a number of jurisdictions that pose a high risk of potential U.K. Bribery Act or FCPA violations, and we participate in collaborations and relationships with third parties whose corrupt or illegal activities could potentially subject us to liability under the U.K. Bribery Act, FCPA or local anti-corruption laws, even if we do not explicitly authorize or have actual knowledge of such activities. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws.

There is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the U.K. Bribery Act, the FCPA or other legal requirements, including Trade Control laws. If we are not in compliance with the U.K. Bribery Act, the FCPA and other anti-corruption laws or Trade Control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the U.K. Bribery Act, the FCPA, other anti-corruption laws or Trade Control laws by United Kingdom, United States or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

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Our relationships with customers, physicians and third-party payors will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws and other healthcare laws and regulations. If we are found in violation of these laws and regulations, we may be required to pay a penalty or be suspended from participation in federal or state healthcare programs, which may adversely affect our business, financial condition and results of operations.

If we obtain FDA approval for our product candidates and begin commercializing them in the United States, our operations will be directly, or indirectly through our prescribers, customers and purchasers, subject to various federal and state fraud and abuse laws and regulations, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and Physician Payments Sunshine Act of 2010 and regulations. These laws will impact, among other things, our proposed sales, marketing and educational programs. In addition, we may be subject to patient privacy laws by both the U.S. federal government and the states in which we conduct our business. The laws that will affect our operations include, but are not limited to:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for either the referral of an individual, or the purchase, leasing, furnishing or arranging for the purchase, lease or order of a good, facility, item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand, and prescribers, purchasers and formulary managers on the other. The PPACA amended the intent requirement of the federal Anti-Kickback Statute, such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it;

●	federal civil and criminal false claims laws and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other government payors that are false or fraudulent. The PPACA provides, and recent government cases against pharmaceutical and medical device manufacturers support the view that federal Anti-Kickback Statute violations and certain marketing practices, including off-label promotion, may implicate the False Claims Act of 1863;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit, among other things, a person from knowingly and willfully executing a scheme or from making false or fraudulent statements to defraud any healthcare benefit program, regardless of the payor (e.g., public or private);

●	HIPAA (as amended by the Health Information Technology for Economic and Clinical Health Act of 2009), and their implementing regulations, which impose certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses and health care providers, and their respective business associates that perform certain functions or activities that involve the use or disclosure of protected health information on their behalf;

●	federal transparency laws, including the federal Physician Payment Sunshine Act, that require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the CMS information related to: (i) payments or other “transfers of value” made to physicians and teaching hospitals and (ii) ownership and investment interests held by physicians and their immediate family members;

●	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

●	state and foreign law equivalents of each of the above federal laws, state and local laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant criminal, civil and administrative sanctions including monetary penalties, damages, fines, disgorgement, individual imprisonment, and exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm, and we may be required to curtail or restructure our operations, any of which could adversely affect our ability to operate our business and our results of operations.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur substantial costs.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the generation, handling, use, storage, treatment, manufacture, transportation and disposal of, and exposure to, hazardous materials and wastes, as well as laws and regulations relating to occupational health and safety. We contract with third parties that conduct operations on our behalf that involve the use of hazardous and flammable materials, including chemicals and biologic materials. Our contractors also produce and dispose of hazardous waste products. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our contractors’ use of hazardous materials, we could be held liable for any resulting damages and any liability could exceed our resources, and our clinical trials or regulatory approvals could be suspended. We also could incur significant costs associated with civil or criminal fines and penalties. Our third-party contractors may not carry specific biological or hazardous waste insurance coverage, and their property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination.

Although we maintain workers’ compensation insurance for certain costs and expenses that we may incur due to injuries to our employees resulting from the use of hazardous materials or other work-related injuries, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for toxic tort claims that may be asserted against us in connection with our storage or disposal of biologic, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations, which have tended to become more stringent over time. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions or liabilities, which could adversely affect our business, financial condition, results of operations and prospects.

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Computer system failures, cyber-attacks or deficiencies in our, or related parties’, cyber security could result in a material disruption of our product development programs, compromise sensitive information related to our business or trigger contractual and legal obligations, any of which could potentially expose us to liability or reputational harm or otherwise adversely affect our business and financial results.

We have implemented our security measures designed to protect the information (including but not limited to intellectual property, proprietary business information and personal information) in our possession, custody or control. Our internal computer systems and those of current and future third parties (such as vendors, CROs, collaborators or others) on which we rely may fail and are vulnerable to breakdown, breach, interruption or damage from computer viruses, computer hackers, malicious code, employee error or malfeasance, theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war, telecommunication and electrical failures or other compromise. Despite our security practices, there is a risk that we may be subject to phishing and other cyberattacks in the future. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased.

We may not be able to anticipate all types of security threats, and we may not be able to implement preventive measures effective against all such security threats. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources, including outside groups such as external service providers, organized crime affiliates, terrorist organizations or hostile foreign governments or agencies. Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for the manufacture of our product candidates or any future product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business.

To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate use, disclosure of or access to confidential or proprietary information, we could incur liability, our competitive position could be harmed and the further development and commercialization of our product candidates or any future product candidates could be hindered or delayed. If we were to experience a significant cybersecurity breach of our information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties, data subjects, regulators or others could be material. In addition, our remediation efforts may not be successful. Moreover, if the information technology systems of our vendors, CROs, collaborators or other contractors or consultants become subject to disruptions or security breaches, we may have insufficient recourse against such third parties and we may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, we could suffer significant business disruption, including transaction errors, supply chain or manufacturing interruptions, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information. Furthermore, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information regarding clinical trial participants or employees, could harm our reputation, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, cause us to breach our contractual obligations, subject us to mandatory corrective action, and otherwise subject us to liability under laws, regulations and contracts that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages. As cyber threats continue to evolve, we may be required to incur significant additional expenses in order to enhance our protective measures or to remediate any information security vulnerability.

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The financial exposure from the events referenced above could either not be insured against or not be fully covered through any insurance that we maintain. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above.

Risks Related to Artificial Intelligence (AI) Adoption and Compliance

The integration of Artificial Intelligence (AI) in our operations and products presents regulatory, cyber security, liability and competitive risks that could adversely affect our business, financial condition and results of operations. We are increasingly leveraging Artificial Intelligence (AI) and machine learning (ML) technologies in our products, services and internal operations, including in bioinformatics, molecular diagnostics, clinical decision support, automation and supply chain optimization. The deployment of AI presents several regulatory, legal, cyber security and ethical risks that could materially and adversely impact our business. Regulatory authorities, including the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA) and other global agencies, are evolving their oversight of AI-driven medical and diagnostic technologies. The lack of clear or harmonized regulations across jurisdictions could result in delays in product approvals, increased compliance costs or the need for additional clinical validation of AI-based products. If regulators impose new AI transparency, validation or algorithm explainability requirements, we may be required to modify or revalidate our AI-based solutions, which could increase costs and delay time-to-market. AI technologies rely on large datasets, including genomic, clinical and patient data, making them susceptible to privacy, security and compliance risks under regulations such as the General Data Protection Regulation (GDPR), the U.S. Health Insurance Portability and Accountability Act (HIPAA) and China’s Data Security Law. A breach, misuse or misinterpretation of AI-generated results could lead to regulatory penalties, litigation and reputational harm. Additionally, the risk of cyber security threats, including AI-driven cyberattacks, data poisoning or adversarial manipulation, could compromise the integrity of our AI models and the security of our systems. AI algorithms can also exhibit bias, errors or inaccuracies if not properly trained or validated. If our AI-based diagnostics or research tools generate false positives, false negatives or unreliable results, this could expose us to liability claims, regulatory scrutiny or loss of customer confidence. AI-based products may also face challenges in intellectual property protection, as evolving laws and patent eligibility criteria for AI-generated inventions may impact our ability to protect proprietary AI models. Furthermore, we rely on third-party AI providers and cloud computing infrastructure for certain AI applications. Any failure, breach or misalignment in AI development partnerships could lead to disruptions in our operations or loss of competitive advantage. Additionally, the rapid evolution of AI in healthcare and life sciences could increase competition from technology firms, startups and established industry players, potentially impacting our market position. If we fail to effectively manage these AI-related risks, including regulatory compliance, data security, algorithmic transparency and liability concerns, our ability to develop and commercialize AI-driven solutions could be limited, which may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Ownership of Our Securities

The prices of our ordinary shares may be volatile and fluctuate substantially, which could result in substantial losses for holders of our ordinary shares.

The market price of our ordinary shares on the NASDAQ Capital Market may be volatile and fluctuate substantially. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, holders of our ordinary shares may not be able to sell their ordinary shares at or above the price at which they were purchased. The market price for ordinary shares may be influenced by many factors, including:

●	the success of competitive products or technologies;

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●	results of clinical trials of urcosimod, OK-201 and any other future product candidate that we develop;

●	results of clinical trials of product candidates of our competitors;

●	changes or developments in laws or regulations applicable to urcosimod, OK-201 and any other future product candidates that we develop;

●	our entry into, and the success of, any collaboration agreements with third parties;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to any of our product candidates or clinical development programs;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates, products or technologies;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in the biotechnology and pharmaceutical sectors;

●	general economic, industry and market conditions;

●	the trading volume of our ordinary shares on the NASDAQ Capital Market; and

●	the other factors described in this “Risk Factors” section

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under the laws of Guernsey. The rights of holders of ordinary shares and, therefore, certain of the rights of any potential future holders of our ordinary shares, are governed by the laws of Guernsey, including the provisions of the Companies Law (Guernsey) 2008, and by our Memorandum and Articles of Incorporation, or Articles. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See “Description of Share Capital and Memorandum and Articles of Incorporation —-Differences in Corporate Law” in this report for a description of the principal differences between the provisions of the Guernsey Companies Law applicable to us and, for example, the Delaware General Corporation Law relating to stockholders’ rights and protections.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.

We intend to continue to evaluate various acquisitions and strategic partnerships, including licensing or acquiring complementary drugs, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

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●	assimilation of operations, intellectual property and drugs of an acquired company, including difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing drug programs and initiatives in pursuing such a strategic partnership, merger or acquisition;

●	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing drugs or drug candidates and regulatory approvals; and

●	our inability to generate revenue from acquired technology and/or drugs sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

As a Foreign Private Issuer (‘FPI’), we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than U.S. public companies.

We are an FPI, as defined in the SEC rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act, that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. We are also not required to file financial statements prepared in U.S. GAAP, to comply with Regulation FD and the proxy rules. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

As an FPI, we will file an annual report on Form 20-F within four months of the close of each fiscal year ended March 31 and reports on Form 6-K relating to certain material events promptly after we publicly announce these events. However, because of the above exemptions for FPIs, our ordinary share holders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

While we are an FPI, we are not subject to certain NASDAQ corporate governance rules applicable to U.S. listed companies.

We are entitled to rely on a provision in NASDAQ’s corporate governance rules that allows us to follow the laws of Guernsey with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on NASDAQ.

For example, we have elected to rely on the exemption allowing us to follow the laws of Guernsey instead of NASDAQ regulations that require a listed U.S. company to (i) have a majority of the board of directors consist of independent directors, (ii) require non-management directors to meet on a regular basis without management present and (iii) promptly disclose any waivers of the code for directors or executive officers that should address certain specified items.

In accordance with our NASDAQ listing, our audit, risk and disclosure committee are required to comply with the provisions of Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 of the Exchange Act, both of which are also applicable to NASDAQ-listed U.S. companies. Because we have elected to rely on the exemption allowing us to follow the laws of Guernsey, however, our audit, risk and disclosure committee is not subject to additional NASDAQ requirements applicable to listed U.S. companies, including an affirmative determination that all members of the audit, risk and disclosure committee are “independent,” using more stringent criteria than those applicable to us as an FPI. Furthermore, NASDAQ’s corporate governance rules require listed U.S. companies to, among other things, seek shareholder approval for the implementation of certain equity compensation plans and issuances of ordinary shares, however as an FPI, we may elect to follow the rules applicable to companies admitted to listing on the Main Market of the London Stock Exchange in lieu of these NASDAQ requirements.

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We may lose our FPI status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

As an FPI, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as an FPI, either (a) a majority of our outstanding voting securities must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors cannot be U.S. citizens or residents, (ii) more than 50% of our assets must be located outside the United States and (iii) our business must be administered principally outside the United States. If we lose our status as an FPI, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for FPIs. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NASDAQ rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as an FPI. As a result, we expect that a loss of FPI status would increase our legal and financial compliance costs and is likely to make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We are an emerging growth company (EGC) within the meaning of the Securities Act of 1933, or the Securities Act, and will take advantage of certain reduced reporting requirements.

We are an EGC, as defined in the Jumpstart Our Business Startups (JOBS) Act, 2012). For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an EGC, we are required to report only two years of financial results and selected financial data compared to three and five years, respectively, for comparable data reported by other public companies. We may take advantage of these exemptions until we are no longer an EGC. We could be an EGC for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ordinary shares s held by non-affiliates exceeds $700 million as of any September 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an EGC as of the following March 31 (our fiscal year-end). We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile in the event that we decide to make an offering of our ordinary shares.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Section 404(a) of the Sarbanes-Oxley Act, or Section 404(a), requires that beginning with our second annual report following our IPO, management assesses and report annually on the effectiveness of our internal control over financial reporting and identify any material weaknesses in our internal control over financial reporting. Although Section 404(b) of the Sarbanes-Oxley Act, or Section 404(b), requires our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal control over financial reporting, we have opted to rely on the exemptions provided in the JOBS Act, and consequently will not be required to comply with SEC rules that implement Section 404(b) until such time as we are no longer an EGC.

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Pursuant to Section 404, we will be required to furnish a report by our senior management on our internal control over financial reporting. However, while we remain an EGC, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To prepare for eventual compliance with Section 404, once we no longer qualify as an EGC, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. The presence of material weaknesses could result in financial statement errors which, in turn, could lead to errors in our financial reports, delays in our financial reporting, which could require us to restate our operating results or our auditors may be required to issue a qualified audit report. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 (a). In order to establish, maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight.

Implementing any appropriate changes to our internal control may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If either we are unable to conclude that we have effective internal control over financial reporting or, at the appropriate time, our independent auditors are unwilling or unable to provide us with an unqualified report on the effectiveness of our internal control over financial reporting as required by Section 404(b), then in the event we have decided to make an offering of our ordinary shares, investors may lose confidence in our operating results, the price of our ordinary shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404, we may not be able to remain listed on NASDAQ.

We incur significant costs as a result of operating as a company that publicly listed on NASDAQ in the United States, and our management is required to devote substantial time to ongoing compliance.

As a U.S. public company, and particularly after we no longer qualify as an EGC, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 1987, the listing requirements of NASDAQ and other applicable securities rules and regulations impose various requirements on non-U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our senior management and other personnel need to devote a substantial amount of time to these compliance matters.

Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our board of directors.

However, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

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Pursuant to Section 404, we are required to furnish a report by our senior management on our internal control over financial reporting. However, while we remain an EGC, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To prepare for eventual compliance with Section 404, which is required once we no longer qualify as an EGC, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Claims of U.S. civil liabilities may not be enforceable against us.

We are incorporated under the laws of Guernsey. Certain members of our board of directors and senior management are not residents of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce judgments obtained in U.S. courts against them or us, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

See “Description of Share Capital and Memorandum and Articles of Incorporation—Enforcement of Civil Liabilities.” Additionally, it may be difficult to assert securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

The rights afforded to shareholders are governed by Guernsey law. Not all rights available to shareholders under English law or U.S. law will be available to shareholders.

The rights afforded to shareholders will be governed by Guernsey law and by our Articles, and these rights differ in certain respects from the rights of shareholders in typical English companies and U.S. corporations. In particular, Guernsey law significantly limits the circumstances under which shareholders of companies may bring derivative actions and, in most cases, only the corporation may be the proper claimant or plaintiff for the purposes of maintaining proceedings in respect of any wrongful act committed against it. Neither an individual nor any group of shareholders has any right of action in such circumstances. In addition, Guernsey law does not afford appraisal rights to dissenting shareholders in the form typically available to shareholders of a U.S. corporation.

The insolvency laws of Guernsey and other jurisdictions may not be as favorable to you as the U.S. bankruptcy laws.

We are incorporated under the laws of Guernsey. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in Guernsey or another relevant jurisdiction. The bankruptcy, insolvency, administrative and other laws of our and our subsidiaries’ jurisdictions of organization or incorporation may be materially different from, or in conflict with, each other and those of the United States, including in the areas of rights of creditors, shareholders, priority of governmental and other creditors and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affecting your ability to enforce your rights under the ordinary shares in those jurisdictions or limit any amounts that you may receive.

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If we are a passive foreign investment company (‘PFIC’), there could be adverse U.S. federal income tax consequences to U.S. holders.

Under the Internal Revenue Code of 1986, or the Internal Revenue Code, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. If we are a PFIC for any taxable year during which a U.S. Holder (as defined below under “Certain U.S. and Guernsey Tax Considerations-Material U.S. Federal Income Tax Considerations for U.S. Holders”) holds our shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements.

We do not believe that we were a PFIC for our taxable year ended March 31, 2025 but cannot provide any assurances regarding our PFIC status for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering.

In certain circumstances, a U.S. Holder of shares in a PFIC may alleviate some of the adverse tax consequences described above by making, where available, a qualified electing fund, or QEF, election to include in income its pro rata share of the corporation’s income on a current basis or a mark-to-market election. A U.S. Holder may make a QEF election with respect to our ordinary shares only if we agree to furnish such U.S. Holder annually with a PFIC annual information statement as specified in the applicable U.S. Treasury Regulations.

For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this report entitled “Certain U.S. and Guernsey Tax Considerations-Material U.S. Federal Income Considerations for U.S. Holders.”

A change in our tax residence could have a negative effect on our future profitability.

Although we are incorporated under the laws of Guernsey, our affairs are, and are intended to continue to be, managed and controlled in the United Kingdom for tax purposes and therefore we are resident in the United Kingdom for U.K. and Guernsey tax purposes. It is possible that in the future, whether as a result of a change in law or the practice of any relevant tax authorities or as a result of any change in the conduct of our affairs or for any other reason, we could become, or be regarded as having become, a resident in a jurisdiction other than the United Kingdom. If we cease to be a U.K. tax resident, we may be subject to a charge to U.K. corporation tax on chargeable gains on our assets and to unexpected tax charges in other jurisdictions on our income. Similarly, if the tax residency of any of our subsidiaries were to change from their current jurisdiction for any of the reasons listed above, we may be subject to a charge to local capital gains tax on the assets.

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We may be unable to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments or benefit from favorable U.K. tax legislation.

As a U.K. resident trading entity, we are subject to U.K. corporate taxation. Due to the nature of our business, we have generated losses since inception. As of March 31, 2025, we had cumulative carryforward tax losses of $35,852,225. Subject to any relevant restrictions, we expect these to be available to carry forward and offset against future operating profits. As a company that carries out extensive research and development activities, we benefit from the U.K. research and development tax credit regime for small and medium-sized companies, whereby we are able to surrender the trading losses that arise from our qualifying research and development activities for a payable tax credit of up to 33.35% of eligible research and development expenditures. Qualifying expenditures largely comprise employment costs for research staff, consumables and certain internal overhead costs incurred as part of research projects. Certain subcontracted qualifying research expenditures are eligible for a cash rebate of up to 21.67%. The majority of our pipeline research, clinical trials management and manufacturing development activities are eligible for inclusion within these tax credit cash rebate claims. Our ability to continue to claim payable research and development tax credits in the future may be limited because we may no longer qualify as a small or medium-sized company.

We may benefit in the future from the United Kingdom’s “patent box” regime, which allows certain profits attributable to revenues from patented products to be taxed at an effective rate of 10%. We are the exclusive licensee or owner of several patent applications which, if issued, would cover our product candidates, and accordingly, future upfront fees, milestone fees, product revenues and royalties could be taxed at this tax rate. When taken in combination with the enhanced relief available on our research and development expenditures, we expect a long-term lower rate of corporation tax to apply to us. If, however, there are unexpected adverse changes to the U.K. research and development tax credit regime or the “patent box” regime, or for any reason we are unable to qualify for such advantageous tax legislation, or we are unable to use net operating loss and tax credit.

Changes and uncertainties in the tax system in the countries in which we have operations could materially adversely affect our financial condition and results of operations and reduce net returns to our shareholders.

Our tax position could be adversely impacted by changes in tax rates, tax laws, tax practice, tax treaties or tax regulations or changes in the interpretation thereof by the tax authorities in the United Kingdom, the United States and other jurisdictions as well as being affected by certain changes currently proposed by the Organization for Economic Co-operation and Development and their action plan on Base Erosion and Profit Shifting. Such changes may become more likely as a result of recent economic trends in the jurisdictions in which we operate, particularly if such trends continue.

Our actual effective tax rate may vary from our expectation and that variance may be material. A number of factors may increase our future effective tax rates, including: (1) the jurisdictions in which profits are determined to be earned and taxed; (2) the resolution of issues arising from any future tax audits with various tax authorities; (3) changes in the valuation of our deferred tax assets and liabilities; (4) increases in expenses not deductible for tax purposes, including transaction costs and impairments of goodwill in connection with acquisitions; (5) changes in the taxation of share-based compensation; (6) changes in tax laws or the interpretation of such tax laws, and changes in generally accepted accounting principles; and (7) challenges to the transfer pricing policies related to our structure.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, Her Majesty’s Revenue & Customs, or HMRC, the U.S. Internal Revenue Service, or IRS, or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including methodologies for valuing developed technology and amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, for example where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

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Certain common shares previously sold under our Sales Agreement with respect to our At-the-Market Offering may have been sold in violation of federal and state securities laws and may be subject to rescission rights and other penalties, requiring us to repurchase shares sold thereunder.

We became aware of certain deficiencies relating to our shelf registration statement on Form F-3 (File No. 333-272516) (the “Prior Registration Statement”) that may have rendered such registration statement ineffective for sales of securities. Prior to becoming aware of these deficiencies, we sold an aggregate of 3,535,422 ordinary shares in the last year at an average price of approximately $2.4357 per share for aggregate gross proceeds of approximately $6 million under the Prior Registration Statement pursuant to the Sales Agreement (the “Sales”). Because of the deficiencies with the Prior Registration Statement, the Sales could be determined to be unregistered sales of securities and, in accordance with Sections 5 and 12(a)(1) of the Securities Act, direct purchasers in the Sales may have rescission rights pursuant to which they may be entitled to recover the amount paid for such shares, plus statutory interest, upon returning the shares to us within one year from the transaction date. In addition, we could be subject to enforcement actions or penalties and fines by federal and/or state regulatory authorities. We cannot predict the likelihood of any claims or actions being brought against us or the amount of any penalties or fines in connection with the Sales.

Risks Related to Our Reliance on Third Parties

We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

We have relied upon and plan to continue to rely upon third parties, including independent clinical investigators and third-party CROs, to conduct our preclinical studies and clinical trials and to monitor and manage data for our ongoing preclinical and clinical programs. In engaging these third parties, we typically have to, and expect to have to, negotiate budgets and contracts, which may result in delays to our development timelines and increases costs. Additionally, there is a limited number of qualified third-party service providers that specialize or have the expertise required to achieve our business objectives, and so it may be challenging to find alternative investigators or CROs, or do so on commercially reasonable terms. We rely on these parties for execution of our preclinical studies and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area and comparable foreign regulatory authorities for all our product candidates in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we fail to exercise adequate oversight over any of our CROs or if we or any of our CROs fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA or other regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon a regulatory inspection of us or our CROs or other third parties performing services in connection with our clinical trials, such regulatory authority will determine that any of our clinical trials complies with GCP regulations. In addition, our clinical trials must be conducted with product produced under applicable cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

Further, these investigators and CROs are not our employees, and we will not be able to control, other than by contract, the amount of resources, including time, which they devote to our product candidates and clinical trials. If independent investigators or CROs fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of our product candidates. These investigators and CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could affect their performance on our behalf. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which increases the risk that a competitor will discover them or that this information will be misappropriated or disclosed.

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If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our results of operations and commercial prospects would be harmed, our costs could increase and our ability to generate revenues could be delayed.

Repeating clinical trials or switching or engaging additional CROs involves additional cost and requires our management’s time and focus. In addition, there is a natural transition period when a clinical trial has to be repeated or when a new CRO commences work. As a result, delays could occur, which could materially impact our ability to meet our desired clinical development timelines.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

We have engaged CROs specializing in ophthalmic drug development, to prepare and support the IND filing, and we must, at times, share our proprietary technology and confidential information, including trade secrets, with them. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our proprietary technology and confidential information or other unauthorized use or disclosure of such technology or information would impair our competitive position and may have an adverse effect on our business, financial condition, results of operations and prospects.

Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets by third parties. A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business, financial condition, results of operations and prospects.

We utilize, and expect to continue to utilize, third parties to conduct our product manufacturing for the foreseeable future, and these third parties may not perform satisfactorily.

We will rely on contract manufacturing organizations (CMOs) for the manufacturing of clinical batches and intend to continue to rely on third parties to manufacture our preclinical study and clinical trial product supplies. If our current CMOs, or any future third-party manufacturers, do not successfully carry out their contractual duties, meet expected deadlines or manufacture our product candidates in accordance with regulatory requirements, or if there are disagreements between us and our CMOs or any future third-party manufacturers, we will not be able to complete, or may be delayed in completing, the preclinical studies required to support future investigational new drug, or IND, submissions and the clinical trials required for approval of our product candidates.

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In addition to our current CMOs, we may rely on additional third parties to manufacture ingredients of our product candidates in the future and to perform quality testing, and reliance on these third parties entails risks to which we would not be subject if we manufactured the product candidates ourselves, including:

●	reduced control for certain aspects of manufacturing activities;

●	termination or nonrenewal of manufacturing and service agreements with third parties in a manner or at a time that is costly or damaging to us; and

●	disruptions to the operations of our third-party manufacturers and service providers caused by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or service provider.

Any of these events could lead to clinical trial delays or failure to obtain regulatory approval or impact our ability to successfully commercialize any of our product candidates. Some of these events could be the basis for FDA, EMA or other regulatory authority action, including injunction, recall, seizure or total or partial suspension of product manufacture.

Any contamination in our manufacturing process, shortages of raw materials or failure of any of our key suppliers to deliver necessary components could result in delays in our clinical development or marketing schedules.

Given the complex nature of formulating, manufacturing and packaging of clinical drugs, there is a risk of contamination. Any contamination could adversely affect our ability to produce product candidates on schedule and could, therefore, harm our results of operations and cause reputational damage. In addition, some of the raw materials required in our manufacturing process are derived from biologic sources and are difficult to procure and may be subject to contamination or recall. Poor control of production processes can lead to the introduction of outside agents or other contaminants, or to inadvertent changes in the properties or stability of a product candidate that may not be detectable in final product testing. A material shortage, contamination, recall or restriction on the use of certain chemical substances in the manufacture of our product candidates could adversely impact or disrupt the commercial manufacturing or the production of clinical material, which could adversely affect our development timelines and our business, financial condition, results of operations and prospects.

To the extent we rely on a third-party manufacturing facility for commercial supply, that third party will be subject to significant regulatory oversight with respect to manufacturing our product candidates.

The preparation of therapeutics for clinical trials or commercial sale is subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP requirements. These regulations govern manufacturing processes and procedures, including record keeping, and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. To the extent that we utilize third-party facilities for commercial supply, the third party’s facilities and quality systems must pass an inspection for compliance with the applicable regulations as a condition of regulatory approval. In addition, the regulatory authorities may, at any time, audit or inspect the third-party manufacturing facility or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If, for example, these facilities do not pass a plant inspection, the FDA will not approve the applicable New Drug Application (‘NDA’) or biologics license application, or BLA.

We do not directly control the manufacturing of, and are completely dependent on, our CMOs for compliance with cGMP requirements. If our CMOs cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA or other regulatory authorities, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we have no direct control over the ability of our CMOs to maintain adequate quality control, quality assurance and qualified personnel. Furthermore, all of our CMOs are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes our CMOs to regulatory risks for the production of such materials and products. As a result, failure to meet the regulatory requirements for the production of those materials and products may generally affect the regulatory clearance of our CMOs’ facilities. Our failure, or the failure of third parties, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products and product candidates.

Our potential future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to commercialize any products that receive regulatory approval on a timely and competitive basis.

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CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on 4 July 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of the Company’s AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, the Company was registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. The Company is domiciled in Guernsey.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey, GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

Current authorized share capital

Not applicable.

Current issued share capital

As of February 2, 2026, our issued share capital was 40,555,197 ordinary shares, no par value. Each issued ordinary share is fully paid.

Options

As of February 2, 2026, there were vested options to purchase 435,975 ordinary shares outstanding with a weighted average exercise price of $2.05 per ordinary share. The remaining options to purchase 4,141,402 ordinary shares vest between 1.46 and 2.75.

Warrants

As of February 2, 2026, there were warrants to purchase 538,461 ordinary shares outstanding as follows:

No. outstanding	Exercise Price	Exercise Price	Final Exercise Date

538,461	$3.83	£2.92	July 12, 2026

Warrants to purchase 538,461 ordinary shares are exercisable based on the achievement of milestones, with a final exercise date of July 12, 2026.

Information about the Ordinary Shares

In accordance with our Articles, the following summarizes the rights of holders of our ordinary shares:

●	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

●	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

●	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

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Articles

We are incorporated in Guernsey as a non-cellular company limited by shares under company number 65220. We are governed by our Articles and the Guernsey Companies Law.

Our Articles were adopted by a special resolution of our shareholders at our annual general meeting held on September 25, 2020. The summary below is not a complete copy of the terms of the Articles.

The Articles contain no specific restrictions on our purpose and therefore our purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

 Share Capital

Our share capital currently consists of ordinary shares. Subject to the Guernsey Companies Law and to any rights attached to existing shares, we may issue shares with such rights or restrictions as may be determined by the board. In addition, shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares may be issued with the board determining the terms and conditions of such redemption.

All of our issued and outstanding ordinary shares are fully paid. Holders of ordinary shares do not have conversion or redemption rights. There are no provisions in our Articles discriminating against a shareholder as a result of such shareholder’s ownership of a particular number of shares.

Preferred Shares

Our board of directors may provide for other classes of shares, including series of preferred shares. If any preferred shares are issued, the rights, preferences and privileges of our ordinary shares will be subject to, and may be adversely affected by, the rights of holders of such preferred shares.

Voting

Subject to any rights or restrictions attached to any shares, on a show of hands every shareholder who is present in person or by proxy at a general meeting shall have one vote. On a poll, every shareholder present in person or by proxy at a general meeting shall have one vote for every ordinary share held by such shareholder. A proxy need not be a shareholder of ours.

A shareholder shall not be entitled, in respect of any shares held by such shareholder, to vote (either personally or by proxy) at any general meeting of ours unless all amounts payable by such shareholder in respect of that share in our capital have been paid or credited as having been paid, or where such shareholder is in default of the provisions in the Articles requiring disclosure of ownership of shares and we have served a direction notice on such shareholder advising such shareholder that such shares may not be voted.

Variation of Rights

All or any of the rights, privileges or conditions attached to any class of shares in issue may only be varied with the consent in writing of the holders of 75% in value of the issued shares of that class (excluding treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. A quorum for the separate class meeting is two persons (in person or by proxy) holding one-third of the voting rights of the shares of that class or group.

Alteration of capital

We may by ordinary resolution:

(a) consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(b) sub-divide all or any of our shares into shares of a smaller amount than is fixed by our Articles or by ordinary resolution;

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(c) cancel any shares which, at the date of passing the resolution have not been taken up or agreed to be taken up;

(d) convert the whole, or any particular class, of our shares into redeemable shares;

(e) redesignate the whole, or any particular class, of our shares into shares of another class;

(f) covert all or any of our shares into shares of a nominal amount of a different currency, at the exchange rate; and

(g) where our shares were expressed in a particular currency, denominate or redenominate it.

Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to Shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for the benefit of until claimed.

(f) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(g) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

(h) Payments of dividends or distributions may be made by electronic transfer in such manner as agreed between the member and us or by cheque or warrant.

Transfer of Ordinary Shares

A shareholder may transfer all or any of their shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to our directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the “relevant system” (i.e., the CREST System) and in accordance with and subject to the CREST Regulations.

The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

Our board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which we have no lien;

(c)	in respect of only one class of share;

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(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to our registered office (or such other place as our board of directors may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require, to show the right of the transferor to make the transfer.

Our board of directors shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis.

Disclosure of Ownership

Our directors may by notice in writing require a shareholder to disclose to us the identity of any person other than such shareholder who has, or has had, at any time during the three years immediately preceding the date on which the notice is issued, any interest (whether direct or indirect) in the shares held by such shareholder.

If a shareholder, or any other person appearing to be interested in shares held by that shareholder, has been issued with such a notice and has failed in relation to any shares, or the Default Interests, to give the Company the information thereby required within the prescribed period from the service of the notice, our directors may in their discretion serve a direction notice on such shareholder which may direct that:

(a) the shareholder shall not be entitled in respect of the Default Interests to be present or to vote (either in person or by proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b) where the Default Interests represent at least 0.25%. of the number of shares in issue of the class concerned:

(i) any dividend, distribution or other money payable in respect of the shares shall be withheld by us, which shall not have any obligation to pay interest on it; and

(ii) no transfer of the Default Interests held by us shall be registered unless: (I) the shareholder is not themself in default as regards supplying the information requested; and (II) the shareholder proves to the satisfaction of our directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

Requirement to disclose interests

Each shareholder shall be under an obligation to comply with the disclosure and notification requirements set out in Chapter 5 of the DTRs. If the Company determines that a shareholder, or the Defaulting Member, has not complied with the provisions of Chapter 5 of the DTRs with respect to some or all of such shares held by such Shareholder, or the Default Shares, we shall have the right by delivery of notice to the Defaulting Member, or a Default Notice, to:

(a) suspend the right of such Defaulting Member to vote on the Default Shares in person or by proxy at any meeting of ours; and/or

(b) (i) withhold, without any obligation to pay interest thereon, any dividend or other amount payable with respect to the Default Shares, (ii) render ineffective any election to receive our shares instead of cash in respect of any dividend or part thereof, and/or (iii) prohibit the transfer of any of our shares held by the Defaulting Member except with the consent of ours.

Pre-emptive Rights

Neither the laws of Guernsey nor the Articles provide shareholders with pre-emptive rights when new shares are issued by the Company.

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Board of Directors

Unless otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than one, but there shall be no maximum number of directors.

The business and affairs of the Company shall be managed by, or under the direction or supervision of the our directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers necessary for managing, and for directing and supervising the management of, the our business and affairs as are not, by the Guernsey Companies Law or by the Articles, required to be exercised by us in a general meeting, subject to the Articles, to the provisions of the Guernsey Companies Law and to such regulations as may be prescribed by us by special resolution provided that such regulations are not inconsistent with the Articles or the provisions of the Guernsey Companies Law.

Subject to the Articles, our directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The quorum necessary for the transaction of the business is two unless otherwise resolved by our directors. A meeting of our directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by our directors.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with us, or in a transaction or arrangement that has been entered into by us, must declare the nature and extent of such director’s interest to our directors. The declaration must be made at a meeting of our board of directors, or by written notice, or by general notice, in accordance with the Guernsey Companies Law and the Articles.

Our directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to our existing directors.

Subject to the provisions of the Guernsey Companies Law and provided the director has disclosed their interest to our other directors, such director notwithstanding their office may:

(a) be a party to, or otherwise interested in, any transaction or arrangement with us, or in which we are otherwise interested;

(b) act by themself or through their firm in a professional capacity for us be entitled to remuneration as if they were not a director;

(c) be a director or officer of, or employed by, or a party to any transaction or arrangement with, a shareholder of or otherwise directly or indirectly interested in, any corporate entity promoted by us, or with which we have entered into any transaction with or are interested in; and

(d) not by reason of his office, be accountable to us for any benefit which such director derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

A director shall be counted in the quorum at any meeting in relation to any resolution in respect of which such director has declared an interest and may vote thereon.

A person must not be appointed as a director unless such person has consented in writing and submitted their declaration that they are not ineligible to act as a director under the Guernsey Companies Law. A director need not be a shareholder but shall be entitled to receive notice of and attend all of our general meetings.

No person shall, unless recommended by our directors, be eligible for election to the office of director at any general meeting unless not less than three nor more than 21 days before the date appointed for the meeting there shall have been left at our registered office a notice in writing signed by a shareholder, their intention to propose such a person for election (this must be accompanied by that persons willingness to be elected and their signed declaration).

Our directors shall be paid such remuneration (by way of fee) for their services as may be determined by our directors in their absolute discretion. Our directors shall also be entitled to be repaid all travelling, hotel and other expenses of travelling to and from board meetings, committee meetings, general meetings, or otherwise incurred while engaged on our business.

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Subject to the provisions of the Guernsey Companies Law, every director shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time our directors, officers or employees (including any other company which is its holding company or in which we have any direct or indirect interest in) against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and /or discharge of their duties or exercise or purported exercise of their powers in relation to or in connection with their duties, powers or offices in relation to us or any other such company or subsidiary.

Any director may at any time by writing appoint any person to be their alternate director and may in like manner at any time terminate such appointment.

The office of director shall, ipso facto, be vacated if such director:

(a) resigns his office by writing under his hand and it is deposited at our registered office and we may agree to accept this at a later date than specified;

(b) shall have absented themselves from meetings of the directors for six months in succession and all our other directors have resolved that such director should vacate their office;

(c) becomes bankrupt, suspends payment or compounds with such director’s creditors, or is adjudged insolvent or has his affairs declared en désastre;

(d) dies;

(e) becomes ineligible to act as a director under the Guernsey Companies Law;

(f) is removed by resolution of our directors in writing signed by all of our other directors (being not less than two in number); or

(g) if we shall by ordinary resolution declare that such person shall cease to be a director.

Indemnity

Our directors (including any alternate director), secretary and other officer or employee for the time being shall be indemnified out of the our assets to the fullest extent permitted by the Guernsey Companies Law from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto.

Limitations on the Rights to Own Our Securities

We are not aware of any limitations on the rights to own our securities, including rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by foreign law or by our Articles.

General Meetings

An annual general meeting of ours shall be held in each calendar year (provided that no more than fifteen months may elapse between one annual general meeting and the next) at such time and place as may be determined by our directors.

Our directors may convene a general meeting whenever they think fit. General meetings shall also be convened by the directors within 21 days of a requisition by our shareholders as provided for by the Guernsey Companies Law.

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Unless special notice is required in accordance with the Guernsey Companies Law, not less than fourteen days’ notice in respect of all general meeting shall be given to all Shareholders (other than those who, under the provisions of the Articles or otherwise, are not entitled to receive notices from the Company).

Every notice shall specify the place, the date and the time of the meeting and the general nature of the business of the meeting. Any general meeting may be held in Guernsey, or elsewhere, as our directors may from time to time determine. There is no age limit at which a director is required to retire.

For the purpose of determining which persons are entitled to attend and vote at any general meeting and how many votes such persons may cast, the Company may specify in the relevant notice of general meeting a time, not more than forty eight hours (excluding any days which are not business days) before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend and vote at the meeting.

No business shall be transacted unless the requisite quorum is present when the meeting proceeds to business. Two shareholders present in person or by proxy and entitled to vote shall be a quorum, save where we only have one shareholder.

If within half an hour from the time appointed for the general meeting a quorum is not present, if convened on the requisition of the shareholders the meeting shall be dissolved. In any other case the meeting shall be adjourned to the same day in the next week at the same time and place and no notice of such adjournment need be given. At any such adjourned meeting, those shareholders present in person or by proxy shall be a quorum. If no shareholders are present at the adjourned meeting, the meeting shall be dissolved.

Every question submitted to a general meeting shall be determined in the first instance by a show of hands of the shareholders present in person or by proxy or by attorney and entitled to vote, but a poll may be demanded by no fewer than five shareholders having the right to vote on the resolution, or one or more of the shareholders present in person or by proxy representing at least 10%. of the total voting rights of all of the shareholders having the right to vote on the resolution.

Corporate representatives

Any corporation which is a shareholder may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of ours or of any class of shareholders, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

Borrowing Powers

Subject to the Articles and the Guernsey Companies Law, our board of directors may exercise all of the powers of the company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Uncertificated Shares

Subject to the Guernsey Companies Law, our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate.

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Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa.

Our board of directors may by notice to the holder of an uncertificated share, require that share to be converted into certificated form.

Our board of directors may take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.

Winding up

Subject to any preferred, deferred or other special rights, or subject to such conditions or restrictions to which any shares in our capital may be issued, on a winding-up or other return of capital, the holders of our ordinary shares are entitled to share in any surplus assets pro rata to their holdings of such ordinary shares. A liquidator may, with the sanction of a special resolution of ours and any other sanction required by the Guernsey Companies Law, divide amongst our shareholders in specie or in kind the whole or any part of our assets (whether or not the assets shall consist of property of one kind or shall consist of property of different kinds), those assets to be set at such value as such liquidator deems fair. A liquidator may also vest the whole or any part of our assets in trustees on trusts for the benefit of the shareholders as the liquidator shall think fit.

Where the Company is proposed to be or is in the course of being wound up and the whole or part of its business or property is proposed to be transferred or sold to another company the liquidator may, with the sanction of an ordinary resolution, receive in compensation for the transfer or sale, shares, policies or other like interests in such other company for distribution among our shareholders or may enter into any other arrangement whereby our shareholders may, in lieu of receiving cash, shares, policies or other like interests, or in addition thereto, participate in the profits of or receive any other benefits from such company.

Issue of shares and share rights

Our directors may exercise the power of the company for an unlimited duration to issue an unlimited number of shares or grant rights to subscribe for, or to convert any security into shares.

We may issue shares which: (i) are redeemable shares; (ii) confer preferential rights to distribution of capital or income; (iii) do not entitle the holder to voting rights; and (iv) entitle the holder to restricted voting rights. Our directors may issue shares which have a nominal or par value, no par value, in any number they see fit and in fractions of a share. Subject to “Variation of Rights” above, we may convert all or any classes of our shares into redeemable shares.

Our directors may make arrangements on the issue of shares to distinguish between shareholders as to the amounts and the times of payments of calls on their shares and issue shares that provide for the payment of dividends and distributions in differing proportions.

Acquisition of own shares

Subject to the provisions of the Guernsey Companies Law and the rights of holders of any class of shares, we may purchase our own shares, including redeemable shares.

Liens, Calls on Shares and Forfeiture

In respect of any shares we issue that are not fully paid, we will have a first and paramount lien on every share (not being a fully paid share) for all moneys payable at a fixed time or called in respect of such share. Our board of directors may make calls upon shareholders for any amounts unpaid in respect of their shares, subject to the terms of allotment (whether in respect of nominal value or premium).

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If a call remains unpaid after it has become due and payable, then, following notice by our board of directors requiring payment of the unpaid amount together with any accrued interest and expenses incurred, such share may be forfeited by a resolution of our board of directors.

A shareholder whose shares have been forfeited will cease to be a shareholder in respect of such share, but will, notwithstanding the forfeiture, remain liable to us for all moneys which at the date of forfeiture were presently payable together with interest. A forfeited share may be sold, re-allotted or otherwise disposed of as our board of directors sees fit.

Provisions that Would Delay, Defer or Prevent a Change of Control

There are no provisions in our Articles that would have the effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

Other Relevant Laws and Regulations

Mandatory Bid

The U.K. City Code on Takeovers and Mergers, or Takeover Code, ceased to apply to the Company on May 22, 2023 when the London Main Market listing was terminated.

Shareholder rights under Guernsey Law

The following is a summary of the rights of shareholders under the Guernsey Companies Law and other applicable laws in Guernsey. Prospective shareholders are advised that this is not a complete statement of the rights of Shareholders under applicable law in Guernsey or under the Articles.

(a) Company alterations

Under the Guernsey Companies Law, it is possible for a Guernsey company to merge with another Guernsey company or an overseas company with the approval by a special resolution of members, provided that there is a short form amalgamation process for amalgamations between a company and its wholly-owned subsidiary or between two or more wholly- owned subsidiaries of the same company which does not require a special resolution of the members of each company.

Under the Guernsey Companies Law, a compromise or arrangement is permitted between the company and its creditors or shareholders, or any class thereof, whether for the purpose of facilitating the company’s reconstruction or its merger with another company, or otherwise. An application must be made to court which court will then order a meeting of the company’s creditors or shareholders. It is necessary for 75%. in value of the creditors or 75% of the voting rights of the shareholders, or class thereof, as the case may be, to agree to the compromise or arrangement and if such compromise or arrangement is sanctioned by the court, it will be binding on the creditors or shareholders, or class thereof, as appropriate.

The Guernsey Companies Law also requires the approval of the shareholders by special resolution for the removal of a company from the Guernsey Register of Companies for the purpose of becoming registered as a company under the law of a district, territory or place outside Guernsey.

Under the Guernsey Companies Law, amendments to a company’s articles of incorporation so permitted may be authorized by way of a special resolution of the company’s shareholders (provided that certain provisions within a company’s articles of incorporation can be embedded with a higher voting threshold required for change).

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(b) Rights of dissent and appraisal

The Guernsey Companies Law contains rights of dissent (the granting of which is discretionary on the part of the court), which are applicable where the company resolves to:

(i) amalgamate with another corporation (other than vertical or horizontal short form amalgamations);

(ii) transfer of its registration into another jurisdiction; or

(iii) carry out a takeover transaction.

 (c) Shareholder derivative actions

The laws of Guernsey permit derivative actions to be brought by a shareholder, or such person as the court directs who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. Under the laws of Guernsey, the complainant must obtain permission of the court to commence a derivative action.

(d) Sale of undertaking

The Companies Law does not contain provisions in relation to shareholder authority for the sale of a company’s undertaking and, accordingly, the sale, lease or exchange of all or substantially all the property of the company will be governed by the articles of incorporation of a company.

(e) Unfair prejudice

A member of a company may apply to the court on the ground that the affairs of the company are conducted in a manner that is unfairly prejudicial to the interests of members generally or of some part of its members (including at least themselves), or an actual or proposed act or omission of the company is or would be so prejudicial.

If the court is satisfied that an application is well founded it may make such orders as it sees fit, which may include without limitation: (a) requiring the company to refrain from doing or continuing to do an act, or require it to do any act which the applicant has complained it has omitted to do; or (b) providing for the purchase of shares of any member of the company by other members of the company or by the company itself (and the reduction of the company’s capital accordingly).

Differences in Corporate Law

As a non-cellular company limited by shares incorporated in Guernsey, we are governed by the Guernsey Companies Law. The applicable provisions of the Guernsey Companies Law differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Guernsey Companies Law applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to the laws of Guernsey and Delaware law.

	Guernsey		Delaware
Shareholder Meetings	●	Unless a company’s memorandum or articles of incorporation state otherwise, the directors are required to call a general meeting once the company receives requests to do so from shareholders who hold more than 10% of the capital of the company that carries the right of voting at general meetings (excluding any capital held as treasury shares).	●	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws.
			●	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors

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	Guernsey		Delaware

	●	Unless the shareholders pass a resolution exempting the company from holding an annual general meeting, a company must hold a general meeting of its members within a period of 18 months beginning on the date on which it was incorporated and thereafter at least once every calendar year (with no more than 15 months elapsing between one annual general meeting and the next).	● ●	May be held inside or outside Delaware Notice:

	●	Subject to the articles of incorporation, a meeting may be held at any place in Guernsey or elsewhere.		— Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.
	●	Notice:

— A meeting must be called by at least 10 days’ notice or such longer period as provided by the articles of incorporation.

— A meeting may be called by shorter notice if all shareholders entitled to attend and vote so agree.

— The notice shall specify the date, time and place of the meeting, the information of any resolutions to be passed at the meeting and such other information as is required by the articles of incorporation.

Shareholders’ Voting Rights	●	Unless the memorandum or articles of incorporation provide otherwise, directors are appointed by ordinary resolution of the shareholders.	●	With limited exceptions, and unless the certificate of incorporation provides otherwise, shareholders may act by written consent to elect directors.

	●	Any shareholder may appoint another person or persons to be their proxy to exercise all or any of their rights to attend, speak and vote at a meeting.	●	Each stockholder entitled to vote may authorize another person or persons to act for such shareholder by proxy.

	●	Subject to the articles of incorporation, the quorum shall be two shareholders holding 5% of the total voting rights of the company between them.	●	The certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

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	Guernsey		Delaware

	●	Subject to certain limited exceptions, a provision of the articles of incorporation is void to the extent that it would have the effect of excluding or making ineffective a demand for a poll at general meeting.	●	The certificate of incorporation may provide for cumulative voting.

Directors	●	Subject to the articles of incorporation, the board of directors must consist of at least one director and is not subject to a maximum number of directors.	●	The board of directors must consist of at least one director and is not subject to a maximum number of directors.

	●	Subject to the articles of incorporation, the board of directors may determine the remuneration or other benefits given to a director.	●	The number of directors shall be fixed by the bylaws, unless the certificate of incorporation fixes such number, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

	●	A person will cease to be a director if such person:	●	A classified board is permitted.

		— provides written notice of their resignation to the company;	●	The board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

		— is removed in accordance with the memorandum and articles of incorporation;	●	Removal

		— becomes ineligible to be a director under the laws of Guernsey;		– Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise.

		— dies; or		– In the case of a classified board, shareholders may affect removal only for cause.

— otherwise vacates office in accordance with the memorandum and articles of incorporation.

Interested Shareholders’ Transactions	●	The Guernsey Companies Law does not contain any specific prohibition on interested shareholder transactions.	●	The Delaware General Corporation Law contains a business combination statute applicable to corporations whereby, unless the corporation has specifically elected not to be governed by such statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such shareholder becomes an interested shareholder. An interested shareholder generally is a person or a group that owns at least 15% of the corporation’s outstanding voting stock.

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	Guernsey		Delaware

Interested Director Transactions	●	A director must, immediately after becoming aware of the fact that such director is interested in a transaction or proposed transaction with the company, disclose to the board the nature and extent of such director’s interest.	●	Interested director transactions are permissible and may not be legally voided if:

		Subject to the memorandum and articles of incorporation, a director who is interested in a transaction may vote, attend board meetings, sign documents and do any other thing in such director’s capacity as a director in relation to a transaction in which such director is interested as if such director was not interested in the transaction provided that such director has made the necessary declarations.		— the material facts of the director’s interest are disclosed and a majority of the disinterested directors approve the transaction;

	A transaction in which a director is interested is voidable by the company at any time within 3 months of the date after which the transaction is disclosed to the board unless:			— the material facts of the director’s interest are disclosed and a majority of the shareholders entitled to vote approve the transaction; or

		— the director’s interest was disclosed at the time the transaction was entered into or a disclosure was not required (for example, if the transaction is entered into in the ordinary course of business and on usual terms and conditions);		— the transaction is determined to have been fair to the corporation at the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

— the transaction is ratified by the shareholders; or

— the company received fair value for the transaction.

Dividends	●	A company may pay a dividend if the board of directors is satisfied on reasonable grounds that the company will, immediately after payment of the dividend, satisfy the statutory solvency test contained in the Guernsey Companies Law as well as any other requirement of the memorandum or articles of incorporation.	●	The board of directors may declare and pay dividends, subject to any restrictions contained in the certificate of incorporation, upon the shares of the corporation’s capital stock either: out of its surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

	●	A dividend may be of such amount, be paid at such time and be paid to such members as the board of directors thinks fit; provided that the directors must not authorize a dividend in respect of some but not all of the shares in a class or that is of a greater value per share in respect of some shares of a class than in respect of other shares of that class.

	●	Subject to the articles of incorporation, there is no requirement for dividends to be paid out of a particular account or source.

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	Guernsey		Delaware

Variation of Rights of Class of Shares	●	A company may only vary the rights of a class of shareholders in accordance with the provisions of the articles of incorporation or, in the absence of such provisions, with the consent in writing from the holders of at least 75% in value of the issued shares of that class or by means of a special resolution passed by at least 75% in value of the issued shares of that class at a separate meeting of shareholders of that class.	●	A corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Mergers and Similar Arrangements		Subject to the articles of incorporation, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a company may be negotiated and approved by the board of directors. Depending on the structure of such a transaction, a separate shareholder approval may be required.	●

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

		If, within a period of four months after the date of an offer being made in respect of a transfer of shares, the offer is approved or accepted by the shareholders comprising not less than 90% in value of the shares affected, the offeree may, within two months immediately after the last day on which the offer can be approved or accepted, give notice to any dissenting shareholders of its desire to acquire the remaining shares. On the expiration of one month from the date of the notice to acquire, the offeror will be entitled to acquire the shares of the dissenting shareholder(s) by sending them a copy of the notice to acquire and by paying or transferring to them the consideration that such shareholder(s) are entitled to in respect of those shares, at which point the offeror shall be registered as the holder of those shares.	●	The Delaware General Corporation Law also provides that a parent corporation may, by resolution of its board of directors, merge with any subsidiary of which it owns at least 90% of each class of capital stock without a vote by the shareholders of such subsidiary.

Appraisal Rights	●	The Guernsey Companies Law does not specifically provide for any appraisal rights of shareholders. The Guernsey Companies Law does, however, give the courts of Guernsey broad authority in respect of orders made pursuant to successful unfair prejudice claims under the Guernsey Companies Law.	●	A shareholder of a corporation participating in certain major transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by such shareholder in lieu of the transaction consideration.

Shareholder Suits	●	A shareholder may commence or continue a claim as a representative of those with the same interests in the claim. Unless the court directs otherwise, any judgment in which a party is acting as a representative will be binding on all persons represented.	●	Class actions and derivative actions generally are available to shareholders for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

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	Guernsey		Delaware

	●	Derivative actions are also available to shareholders in respect of a cause of action arising from an actual or proposed act or omission involving: negligence, default, breach of duty and/or breach of trust by a director of the company.

	●	Costs are awarded by the court at its discretion. The normal order is for the winning party to recover its costs incurred in connection the action.

Limitations on Directors’ Liability and Indemnification of Directors and Officers	●	A company may include in its articles of incorporation provisions limiting the liability of its directors (and officers or other persons); however, any provision that purports to exempt a director from any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.	●	A corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for certain breaches of fiduciary duty. However, such provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.

	●	Any provision by which a company directly or indirectly provides an indemnity for a director of the company, or any associated company, against any liability in connection with any negligence, default, breach of duty or breach of trust is void, except that:	●	A corporation may indemnify a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action, suit or proceeding by reason of such person’s position if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

— a company is not prevented from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability; and

— such restriction does not apply to a qualifying third-party indemnity provision, which is a provision for indemnity against liability incurred by a director to a person other than the company or an associated company that does not provide any indemnity against a prescribed list of liabilities, including certain fines and penalties and liabilities incurred in defending certain proceedings.

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	Guernsey		Delaware

Directors’ Fiduciary Duties	●	The duties of directors in Guernsey are generally owed to the company and its shareholders as a whole rather than to any other person or particular shareholders (subject to certain exceptions) and arise from customary laws, statutory laws and contractual obligations.	●	Directors of a Delaware corporation have a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty.

	●	Customary law duties of directors include:		— The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

		— a duty to act in good faith, in the best interests of the company, and not for any collateral purpose;		— The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

— a duty to exercise powers for a proper purpose. Even if a director is acting in good faith and in the best interests of the company, such director must nevertheless use their powers for the proper purpose for which they were conferred;

— a duty to avoid and mitigate conflicts of interest; and

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	Guernsey		Delaware
		— a duty to account for profits. As a fiduciary, a director may not take a personal profit from opportunities arising from such director’s office, even if the director is acting honestly and in the best interests of the company. Any such profit must be paid to the company. A director’s entitlement to remuneration and payment of expenses will be governed by the company’s articles of incorporation.	●	In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, such director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

	●	Statutory duties of directors include:

— a general duty to manage the business and affairs of the company; and

— the directors are responsible for considering a solvency test in various circumstances, including in authorizing distributions by the company to its shareholders.

Inspection of Books and Records	●	The register and index of members, register of directors, register of secretaries and copies of all resolutions of shareholders passed other than at general meetings and minutes of the proceedings of general meetings, in each case, in the last six years, must be open for the inspection by any shareholder of the company without charge during ordinary business hours. They must also be open to inspection by any other person upon payment of such fee as may be prescribed by the Guernsey Committee for Economic Development or such lesser fee as the company may request.	●	All shareholders have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

	●	When a company receives a request to inspect its records, the company must comply with that request or apply to the Guernsey courts for a direction not to comply.

Amendments of Governing Documents	●	Subject to certain exceptions, such as the alteration of the statement of the company’s name, a company may only make or alter a provision of its memorandum of incorporation in accordance with the terms of the memorandum of incorporation or by unanimous resolution of all of its shareholders.	Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if provided in the certificate of incorporation, also be amended by the board of directors.

	●	A company may alter its articles of incorporation by means of a special resolution passed by at least 75% of the shareholders.

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	Guernsey		Delaware

Dissolution and Winding Up	●	A company may be dissolved by means of a compulsory or voluntary winding up or a compulsory or voluntary striking off.	Unless the board of directors approves the proposal to dissolve, dissolution must be approved by all of the shareholders. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.

	●	An application for voluntary winding up requires a special resolution of the members passed by a majority of at least 75%.

	●	An application for the voluntary striking off of a company must be made by the board of directors and be accompanied by a declaration of compliance confirming that all requirements of Guernsey law with respect to the striking off have been complied with.

Other Guernsey Law Considerations

Registered Shares

We are required by the Guernsey Companies Law to keep a register of our shareholders. Under the laws of Guernsey, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services (Guernsey) Limited.

We will perform all procedures necessary to update the share register to reflect any ordinary shares being sold in any potential offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of any such offering in the future. We also are required by the Guernsey Companies Law to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders, or any other affected person may apply to the court for rectification of the share register if:

●	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

●	default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

A shareholder may transfer all or any of his shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to the Directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the relevant system and in accordance with and subject to the CREST Regulations.

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The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

The Board may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which the Company has no lien;

(c)	in respect of only one class of share;

(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to the registered office of the Company (or such other place as the Board may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to prove the right of the transferor to make the transfer.

The Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis

Distributions and Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) Unless otherwise directed, any dividend or distribution may be paid by way of electronic transfer in such manner as agreed between the shareholder and us or by cheque or warrant sent through the post to the registered address of such shareholder entitled thereto, or in the case of joint holders to that one whose name stands first on our register of members in respect of the joint holding.

(f) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for our benefit until claimed.

(g) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(h) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents.

Purchase of Own Shares

Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares.

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Our Articles do not have conditions governing changes to our capital which are more stringent that those required by law.

Shareholder Rights

Certain rights granted under the Guernsey Companies Law, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For Guernsey law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company, or DTC, the registered member will be DTC’s nominee, Cede & Co. If a person who holds their ordinary share’s in DTC wishes to exercise certain of the rights granted under the Guernsey Companies Law, they may be required to first take steps to withdraw their ordinary share’s from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications, for additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material Tax Considerations—Guernsey Taxation.”

Exchange Controls and Other Limitations Affecting Security Holders

Under Guernsey law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to nonresidents holders of our ordinary shares.

Enforcement of Civil Liabilities

U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of Guernsey. Some of our directors and officers reside outside of the United States. Substantially all of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any State in the United States.

We have appointed OKYO Pharma US, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.

A judgment of a U.S. court is not directly enforceable in Guernsey, but constitutes a cause of action which may be enforced by Guernsey courts provided that:

●	the applicable U.S. courts had jurisdiction over the case, as recognized under Guernsey law;

●	the judgment is given on the merits and is final, conclusive and non-appealable;

●	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

●	the defendant is not immune under the principles of public international law;

●	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

●	the judgment was not obtained by fraud; and

●	the recognition and enforcement of the judgment is not contrary to public policy in Guernsey.

Guernsey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Guernsey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Guernsey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Guernsey by the Protection of Trading Interests Act 1980 (Guernsey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Guernsey or other territory for whose international relations the UK is responsible or a person conducting business in Guernsey.

Guernsey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Guernsey courts. In addition, a plaintiff who is not resident in Guernsey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Guernsey. In addition, Clarivate has been further advised by our legal counsel in Guernsey that it is uncertain as to whether the courts of Guernsey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

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DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

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EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$27,620
FINRA fee	30,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Other miscellaneous fees and expenses	-
Total	$177,620

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LEGAL MATTERS

Certain legal matters with respect to English law and Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe (UK) LLP, United Kingdom and Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey, respectively. Certain matters of U.S. federal law will be passed upon for us by Dechert LLP.

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EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2025 and 2024 and for each of the years then ended, included in our Form 20-F annual report for the year ended March 31, 2025 and incorporated by reference in this prospectus have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of PKF Littlejohn LLP is 15 Westferry Circus, Canary Wharf Estate, London E14 4HD.

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SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of Guernsey. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon OKYO or those persons or to enforce against OKYO or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Guernsey. See “Description of Share Capital and Memorandum and Articles of Incorporation—Enforcement of Civil Liabilities.”

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on July 18, 2025, as amended by Form 20-F/A filed with the SEC on August 12, 2025;

●	our Reports on Form 6-K furnished to the SEC on March 31, 2025, April 30, 2025, May 1, 2025, May 19, 2025, June 11, 2025, July 16, 2025, July 17, 2025, September 22, 2025, October 16, 2025, October 29, 2025, November 18, 2025, November 21, 2025, December 3, 2025, December 11, 2025, December 15, 2025, December 19, 2025, January 5, 2026, January 23, 2026, January 28, 2026 and January 30, 2026; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending March 31, 2025 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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Ordinary Shares

PROSPECTUS SUPPLEMENT

Piper Sandler

February       , 2026